UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to
Section
 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
PROCORE TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Stockholders:

Construction touches all of our lives every day—from our homes and hospitals, to our schools and airports, and the roads, bridges, and power grids that bring such buildings to life and connect us. And construction is only increasing in importance as we build for population growth and fix our aging infrastructure.

Our platform brings owners, general contractors, and specialty contractors together to do what they do best—build. Connecting everyone in construction on a global platform helps teams build more efficiently, better manage and mitigate risk, and reduce rework, which ultimately benefits everyone–and our planet. We’ve spent the last 20+ years working toward our vision of improving the lives of everyone in construction, and what’s clear to me is we’re just getting started.

I am grateful that you are a part of our journey in supporting this mission-critical global industry and am optimistic about the future we can build together. Accordingly, I am pleased to invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Procore Technologies, Inc., a Delaware corporation.

The Annual Meeting will be held virtually, via live webcast, on Wednesday, June 7, 2023, at 9:00 a.m., Pacific Time. We will use a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of location, to reduce the environmental impact of our meeting, and to facilitate stockholder participation.

Stockholders of record can sign up to attend the virtual meeting at www.proxydocs.com/PCOR. Additional details on how to attend and participate in the Annual Meeting (including for beneficial owners) and the business to be conducted at the Annual Meeting are provided in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice also provides instructions on how to vote online or by telephone.

We have also made available copies of the proxy materials, which include our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (our “2022 Form 10-K”), with this proxy statement. We encourage you to read our 2022 Form 10-K as it includes our audited financial statements and provides important information about our business.

We are providing Internet access to our proxy materials in lieu of mailing printed copies to reduce the costs associated with our Annual Meeting and lower our environmental impact, all without negatively affecting our stockholders’ ability to timely access proxy materials. If you wish to receive a copy of proxy materials by mail or email at no charge, please refer to the instructions in the Notice.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, please vote as soon as possible by signing and returning a proxy card or by using our Internet or telephonic voting system in advance of the Annual Meeting. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

Thank you for your continued support of Procore.

Craig “Tooey” F. Courtemanche, Jr.

Founder, President, Chief Executive Officer, and Chair of the Board of Directors

Notice of

Annual Meeting

of Stockholders

Annual Meeting of Stockholders

Date & Time	Location	Record Date
Wednesday, June 7, 2023 9:00 a.m., Pacific Time	www.proxydocs.com/PCOR	Close of Business on April 13, 2023

To attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Procore Technologies, Inc., a Delaware corporation (“Procore,” the “Company,” “us,” or “our”), you will need the control number that appears on your Notice of Internet Availability of Proxy Materials (the “Notice”), your proxy card, or the voting instructions that accompanied your proxy materials. The Notice is being mailed to stockholders on or about April 26, 2023.

Our board of directors has fixed the close of business on April 13, 2023, as the record date (the “Record Date”) for the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

Items of Business

The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying proxy materials:

Proposal	Board Recommendation	Page Reference

1. To elect Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell, each of whom are named herein, as Class II directors to hold office until our 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified	FOR	25

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	26

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR	28

4. To approve, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers	ONE YEAR	29

To conduct any other business properly brought before the Annual Meeting	N/A	N/A

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above, or at any time and date on which the Annual Meeting may be properly reconvened after being adjourned or postponed.

Meeting Admission

Our Annual Meeting will be completely virtual and conducted via live webcast. There will not be a physical meeting location. The virtual-only meeting format allows us to leverage technology to provide a consistent experience to all stockholders regardless of location, to reduce the environmental impact of our meeting, and to facilitate stockholder participation. If you wish to attend the Annual Meeting, you must register in advance using the control number included in the Notice, your proxy card, or the voting instructions that accompanied your proxy materials. Stockholders of record may register for the Annual Meeting by visiting www.proxydocs.com/PCOR. After you successfully register, you will receive a confirmation email and an email approximately one hour prior to the start of the Annual Meeting to the email address you provided during registration with a unique link to the virtual meeting. Stockholders who hold their shares through a brokerage firm, bank, or other nominee (i.e., in “street name”) should follow the registration instructions provided by their brokerage firm, bank, or other nominee.

You are entitled to notice of and to vote during the Annual Meeting only if you were a Procore stockholder as of the close of business on the Record Date. If you hold your shares in “street name,” you should contact your brokerage firm, bank, or other nominee to obtain your legal proxy if you wish to vote during the Annual Meeting. If you do not comply with the procedures outlined above, you will not be permitted access to the Annual Meeting.

The Notice contains instructions on how to access our proxy materials, which include the proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (our “2022 Form 10-K”). The Notice will provide instructions on how to vote online or by telephone and includes instructions on how to request a paper copy of the proxy materials by mail or email.

The Annual Meeting will begin promptly on the meeting date set forth above at 9:00 a.m., Pacific Time. The only matters that will be addressed at the Annual Meeting will be the items of business on the agenda included in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2023: The Notice, proxy statement for the Annual Meeting, and our 2022 Form 10-K are available at www.proxydocs.com/PCOR.

By Order of the Board of Directors,

Benjamin C. Singer

Chief Legal Officer and Corporate Secretary

Your vote is important. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are voted at the Annual Meeting by signing and promptly returning a proxy card or by using our Internet or telephonic voting system in advance of the Annual Meeting. If your shares are held on your behalf by a brokerage firm, bank, or other nominee (i.e., in “street name”), please read the voting instructions provided to you by your brokerage firm, bank, or other nominee to see which voting options are available to you. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. If your shares are held in street name and you wish to vote online during the Annual Meeting, you must obtain a legal proxy issued in your name from your brokerage firm, bank, or other nominee.

Procore Technologies, Inc.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	i

Proxy Statement Summary

Proxy Statement Summary

The following summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”). We encourage you to carefully review this Proxy Statement in its entirety before casting your vote.

Who We Are

Procore is a leading global provider of cloud-based construction management software. Since 2002, we have pursued our mission of connecting everyone in construction on a global platform. Over one million projects and more than $1 trillion in construction volume have run on Procore’s platform. Our platform connects key project stakeholders to solutions we have built specifically for the construction industry—for the owner, the general contractor, and the specialty contractor. Headquartered in Carpinteria, California, we have offices around the globe.

Annual Meeting Information

Date: Wednesday, June 7, 2023 Time: 9:00 a.m., Pacific Time	Location: www.proxydocs.com/PCOR (Virtual Only) Record Date: Close of Business on April 13, 2023

Board Highlights

The information provided in this section is current as of April 13, 2023. Please refer to the section titled “Information Regarding the Board of Directors and Corporate Governance” beginning on page 10 of this Proxy Statement for more details.

Compensation Highlights

We focus on providing a competitive compensation package to our executive officers comprised of both annual and long-term incentives that help drive corporate objectives. We believe this approach provides an appropriate blend of incentives to maximize stockholder value. Please refer to the section titled “Executive Compensation” beginning on page 33 of this Proxy Statement for more details.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	1

General Information  |  Questions and Answers

General Information

Our board of directors is soliciting your proxy to vote at the 2023 annual meeting of stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Procore Technologies, Inc., for the purposes set forth in this Proxy Statement. The Annual Meeting will be held virtually via a live webcast on the Internet on June 7, 2023, at 9:00 a.m., Pacific Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (our “2022 Form 10-K”) are first being mailed on or about April 26, 2023, to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 13, 2023 (the “Record Date”), you are invited to virtually attend the Annual Meeting and vote on the proposals described in this Proxy Statement. In order to attend and vote during the Annual Meeting, you must register to attend the Annual Meeting by 11:59 p.m., Pacific Time, on June 6, 2023. To access the Annual Meeting, visit www.proxydocs.com/PCOR. Stockholders of record as of the Record Date may register for the Annual Meeting on www.proxydocs.com/PCOR. Stockholders who hold their shares through a brokerage firm, bank, or other nominee (i.e., in “street name”) should follow the instructions provided by their brokerage firm, bank, or other nominee to register for the Annual Meeting.

In this Proxy Statement we refer to Procore Technologies, Inc. as “Procore,” the “Company,” “we,” “us,” or “our” and the board of directors of Procore as “our Board” or “the Board.”

Our 2022 Form 10-K accompanies this Proxy Statement. You also may obtain a paper copy of our 2022 Form 10-K without charge by following the instructions in the Notice.

The information provided in the section titled “General Information—Questions and Answers” is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained in, or that can be accessed through, website addresses provided in this Proxy Statement is not intended to be incorporated by reference into this Proxy Statement and references to website addresses in this Proxy Statement are inactive textual references only.

Questions and Answers

Why am I receiving these proxy materials?

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the virtual Annual Meeting for the purpose of considering and acting upon the matters described in this Proxy Statement.

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting:

+

Proposal 1: Election of Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell, each of whom are named herein, as Class II directors to hold office until our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) or until their respective successors have been duly elected and qualified;

+	Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

+	Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

+	Proposal 4: Approval, on an advisory basis, of the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

How does the Board recommend that I vote on each proposal?

Our Board recommends that you vote “FOR” each director nominee named in Proposal 1, “FOR” the ratification of the appointment of PwC as our independent public accounting firm as described in Proposal 2, “FOR” the compensation

2	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

General Information  |  Questions and Answers

of the Company’s named executive officers as described in Proposal 3, and “ONE YEAR” for the frequency with which to hold future stockholder advisory votes on the compensation of our named executive officers in Proposal 4.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet in lieu of mailing printed copies. Providing our proxy materials via the Internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, without negatively affecting our stockholders’ ability to timely access our proxy materials. We have sent you the Notice because our Board is soliciting your proxy to vote at the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed set of the proxy materials may be found in the Notice. We intend to mail the Notice on or about April 26, 2023, to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, after 10 calendar days have passed since our first mailing of the Notice.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. That other person is called a proxy. We have designated our Chief Legal Officer and Corporate Secretary, Benjamin C. Singer, and our Associate General Counsel, Corporate, Securities & M&A, Uyen Nguyen, or either of them, as the Company’s proxies for the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

For 10 days prior to the Annual Meeting, a list of our record stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at the Company’s principal place of business at 6309 Carpinteria Avenue, Carpinteria, CA 93013. To access the list of our record stockholders in person beginning 10 days prior to the Annual Meeting and until the Annual Meeting, stockholders should email legalnotice@procore.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 13, 2023, will be entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 140,414,156 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. If you wish to vote online during the Annual Meeting, you must register to attend the Annual Meeting by visiting www.proxydocs.com/PCOR by 11:59 p.m., Pacific Time, on June 6, 2023. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the Internet, by telephone, or by completing and returning a printed proxy card.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name, but instead on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm, bank, or other nominee) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. If you wish to attend the Annual Meeting, you must register to attend using the instructions provided by your brokerage firm, bank, or other nominee. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from your brokerage firm, bank, or other nominee and upload the legal proxy to the virtual meeting website during the Annual Meeting. Further instructions will be provided to you via email once you have registered to attend the Annual Meeting.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	3

General Information  |  Questions and Answers

How do I vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting to ensure your vote is counted. Even if you have voted before the Annual Meeting, you may still attend and vote during the Annual Meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:

Method	Description
By Internet	To vote in advance of the Annual Meeting through the Internet, go to www.proxypush.com/PCOR to complete an electronic proxy card. You will be asked to provide the control number from the Notice or proxy card that accompanied your proxy materials. Votes over the Internet must be received prior to the Annual Meeting to be counted.
By Telephone	To vote in advance of the Annual Meeting by telephone, call (866) 502-1485. You will be asked to provide the control number from the Notice or proxy card that accompanied your proxy materials. Votes by telephone must be received prior to the Annual Meeting to be counted.
By Mail	To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card provided to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
In Person (Virtual)	To vote online during the Annual Meeting, you must first register to attend the Annual Meeting at www.proxydocs.com/PCOR by no later than 11:59 p.m., Pacific Time, on June 6, 2023. After you successfully register, you will receive a confirmation email, as well as an email approximately one hour prior to the start of the Annual Meeting at the email address you provided during registration with a unique link to the virtual meeting. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee (i.e., your shares are held in “street name”), you will receive voting instructions from your brokerage firm, bank, or other nominee rather than directly from Procore. You must follow those instructions in order to vote on the matters to be considered at the Annual Meeting. If you want to vote online during the Annual Meeting, you must register to attend the Annual Meeting by following the instructions provided by your brokerage firm, bank, or other nominee and obtain a legal proxy from your brokerage firm, bank, or other nominee. You must submit a copy of the legal proxy on the virtual meeting website during the Annual Meeting in order to vote during the Annual Meeting. Further instructions will be provided to you as part of your registration process.

How do I attend and ask questions during the Annual Meeting?

To facilitate stockholder participation at the Annual Meeting, this year, we will be hosting the Annual Meeting via live webcast only. If you are a stockholder of record, you can attend the Annual Meeting live online by registering in advance at www.proxydocs.com/PCOR by no later than 11:59 p.m., Pacific Time, on June 6, 2023. In order to register for the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card. After you successfully register, you will receive a confirmation email, as well as an email approximately one hour prior to the start of the Annual Meeting at the email address you provided during registration with a unique link to the virtual meeting. If you are the beneficial owner of your shares (that is, you hold your shares in “street name”), you will receive separate instructions from your brokerage firm, bank, or other nominee on how to register for the Annual Meeting and will use the control number provided by your brokerage firm, bank, or other nominee, which will be found on your Notice or voting instruction form.

4	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

General Information  |  Questions and Answers

The Annual Meeting will begin at 9:00 a.m., Pacific Time, on Wednesday, June 7, 2023. We recommend that you access the website for the Annual Meeting a few minutes before the Annual Meeting is scheduled to begin to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

We plan to have a Q&A session at the Annual Meeting. If you would like to ask a question during the Annual Meeting, you may submit your question ahead of the Annual Meeting when you register to attend the virtual meeting or you may submit a question during the Annual Meeting via the virtual meeting website after you have logged into the website. To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted on the virtual meeting website our rules of conduct for the Annual Meeting. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Details on how to access technical support for the Annual Meeting will be provided to you after you register to attend the Annual Meeting. We encourage you to log in a few minutes before the start of the meeting to allow ample time to address any technical difficulties before the Annual Meeting live webcast begins.

How many votes do I have?

For each matter to be voted upon at the Annual Meeting, each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date.

What if another matter is properly brought before the Annual Meeting?

Other than the matters described in this Proxy Statement, our Board does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy will authorize your proxy holder (one of the individuals named on your proxy card) to exercise discretionary authority to vote your shares on such other matters.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the Internet or by telephone or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in more than one account. Please follow the voting instructions on each Notice that you receive to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting in one of the following ways:

+	submit another properly completed proxy card with a later date or grant a subsequent proxy via telephone or the Internet;

+	send a timely written notice that you are revoking your proxy to our Chief Legal Officer and Corporate Secretary via email at legalnotice@procore.com; or

+

attend the Annual Meeting and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	5

General Information  |  Questions and Answers

Your latest-dated proxy card or telephone or Internet proxy is the one that is counted.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that brokerage firm, bank, or other nominee to change your vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the Internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board as follows:

+

“FOR” the election of Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell as Class II directors to hold office until the 2026 Annual Meeting or until their respective successors are duly elected and qualified;

+	“FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

+	“FOR” the compensation of the Company’s named executive officers as described in this Proxy Statement; and

+	“ONE YEAR” for the frequency with which to hold future stockholder advisory votes on the compensation of our named executive officers.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will exercise discretionary authority to vote your shares.

If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?

If you are a beneficial owner and do not instruct your brokerage firm, bank, or other nominee on how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will still be able to vote your shares depends on whether, pursuant to the rules of the New York Stock Exchange (the “NYSE”), the particular proposal is deemed to be a “routine” matter. Under the rules of the NYSE, brokerage firms, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the NYSE rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if management-supported.

Proposals 1, 3, and 4 are considered to be “non-routine” under NYSE rules, meaning that your brokerage firm, bank, or other nominee may not vote your shares on those proposals in the absence of your voting instructions. In such case, failing to provide your brokerage firm, bank, or other nominee with voting instructions on Proposal 1, 3 or 4 will result in a “broker non-vote” with respect to such proposal, as further described in the question below titled “What are ‘broker non-votes’?” However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted by your brokerage firm, bank, or other nominee in its discretion on Proposal 2.

If you are a beneficial owner of shares held in “street name” and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your brokerage firm, bank, or other nominee.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present at the Annual Meeting virtually or by proxy. On the Record Date, there were 140,414,156 shares of our common stock outstanding and entitled to vote. Thus, the holders of 70,207,079 shares must be present virtually or represented by proxy at the Annual Meeting in order for a quorum to be present.

6	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

General Information  |  Questions and Answers

Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. For Proposal 1, the inspector will count “For” and “Withhold” votes as well as broker non-votes. For Proposals 2 and 3, the inspector will count “For” and “Against” votes, abstentions, and, if applicable, broker non-votes. For Proposal 4, the inspector will count votes for “One Year,” “Two Years,” “Three Years,” abstentions, and broker non-votes. Abstentions are not applicable with respect to Proposal 1. Abstentions will have the same effect as “Against” votes for Proposals 2 and 3. Abstentions will count as votes against the “One Year,” “Two Years,” and “Three Years” options for Proposal 4. Broker non-votes on Proposals 1, 3, and 4 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter—accordingly, if you hold your shares in “street name” and do not provide voting instructions to your brokerage firm, bank, or other agent that holds your shares, your brokerage firm, bank, or other agent has discretionary authority to vote your shares on Proposal 2. We do not expect any broker non-votes on Proposal 2. For Proposal 4, the Board expects to be guided by the voting option that receives the greatest number of votes, even if that option does not receive majority support.

How many votes are required for the approval of the proposals to be voted on at the Annual Meeting? How will abstentions and broker non-votes be treated?

Proposal	Vote Required for Approval	Board Recommendation	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes

1: Election of three Class II directors	Plurality of the shares present virtually or by proxy during the Annual Meeting and entitled to vote thereon. The three director nominees who receive the largest number of votes cast “FOR” such nominees will be elected.	FOR	Votes withheld have no effect.	Broker non-votes have no effect.
2: Ratification of the appointment of independent registered public accounting firm	Affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon.	FOR	Abstentions count as votes “AGAINST” the proposal.	We do not expect any broker non-votes on this proposal because it is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your brokerage firm, bank, or other nominee for this proposal, such brokerage firm, bank, or other nominee has discretionary authority under NYSE rules to vote your shares on this proposal.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	7

General Information  |  Questions and Answers

Proposal	Vote Required for Approval	Board Recommendation	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes
3: Advisory vote on the compensation of the Company’s named executive officers	Affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon.	FOR	Abstentions count as votes “AGAINST” the proposal.	Broker non-votes have no effect.
4: Advisory vote on the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers	Affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon. However, if no option receives a majority of votes cast in person or by proxy, the option that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders.	ONE YEAR	Abstentions count as votes “AGAINST” each of the frequency options	Broker non-votes have no effect.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 3, and 4 are considered to be “non-routine” under NYSE rules and, therefore, broker non-votes may exist in connection with these proposals.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials. To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be submitted in writing no later than the close of business on December 28, 2023, to our Chief Legal Officer and Corporate Secretary at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013. However, if the date of the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting.

Requirements for stockholder proposals (including director nominations) to be brought before the Annual Meeting. Our amended and restated bylaws provide that, for stockholder proposals that are not sought to be included in our proxy materials to be considered at an annual meeting, stockholders must give timely advance written notice thereof to our Corporate Secretary at our principal executive offices. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2024 Annual Meeting that is not sought to be

8	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

General Information  |  Questions and Answers

included in our proxy materials for such meeting must be received by our Corporate Secretary in writing not earlier than the close of business on February 8, 2024, nor later than the close of business on March 9, 2024.

However, if our 2024 Annual Meeting is held earlier than May 8, 2024, or later than July 7, 2024, the notice must be received (1) not earlier than the close of business on the 120th day prior to such meeting and (2) not later than the close of business on the later of (a) the 90th day prior to such meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Any such notice must include the information required by our amended and restated bylaws. In addition to satisfying the foregoing requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting must deliver written notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act (the SEC’s universal proxy rule) by no later than April 8, 2024. If such written notice is not timely received or does not satisfy these additional information requirements, the notice will not be considered properly submitted and will not be acted upon at the 2024 Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	9

Information Regarding the Board of Directors and Corporate Governance  |  Nominees for Election at the Annual Meeting

Information Regarding the Board of Directors and Corporate Governance

The following table sets forth the ages, independence determination, committee membership, term of office on our Board, and position or office held with the Company, if applicable, as of April 13, 2023, of the Class II nominees standing for election at the Annual Meeting and of our other directors who will continue in office after the Annual Meeting:

Class(1)	Name	Age	Independent	Director Since	Title

I	Erin M. Chapple(2)	48		December 2021	Director

I	Brian Feinstein(3)	37		June 2014	Director

I	Kevin J. O’Connor(4)	62		May 2004	Director

II	Craig F. Courtemanche, Jr.	55		January 2002	President, Chief Executive Officer, and Chair of the Board

II	Kathryn A. Bueker(4)	52		April 2021	Director

II	Nanci E. Caldwell(2)(3)	65		March 2020	Director

III	William J.G. Griffith IV	51		March 2015	Director

III	Graham V. Smith(4)	63		February 2020	Lead Independent Director

III	Elisa A. Steele(2)(3)	56		February 2020	Director

(1)

Class II director nominees are up for election at the Annual Meeting and will continue in office until the 2026 Annual Meeting. Class III directors will continue in office until the 2024 Annual Meeting. Class I directors will continue in office until the 2025 annual meeting of stockholders (the “2025 Annual Meeting”).

(2)	Member of the Compensation Committee of the Board (the “Compensation Committee”).
(3)	Member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).
(4)	Member of the Audit Committee of the Board (the “Audit Committee”).

Set forth below is biographical information for the Class II director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, and/or skills that led our Board to recommend them for Board service.

Nominees for Election at the Annual Meeting

Age: 55 Director since: January 2002 Committees: None

Craig F. Courtemanche, Jr.

President, Chief Executive Officer and Chair of the Board

Mr. Courtemanche is the founder of the Company. He has served as our President since November 2019, having previously served in this role from January 2002 to May 2004. In addition, Mr. Courtemanche currently serves as the Chair of our Board, and has served as our Chief Executive Officer and on our Board since January 2002. From 1996 to 2001, Mr. Courtemanche served as the founder and Chief Executive Officer of Webcage, a software consulting firm. From 1993 to 1996, Mr. Courtemanche served as a software engineer at Skip Steveley & Associates, a consulting firm.

Skills and Qualifications: Mr. Courtemanche is qualified to serve on our Board because of the perspective and experience he brings as our founder, President, and Chief Executive Officer, as well as his experience in the construction and software industries.

10	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance  |  Nominees for Election at the Annual Meeting

Age: 52 Director since: April 2021 Committees: Audit

Kathryn A. Bueker

Director

Ms. Bueker is Chief Financial Officer of HubSpot, Inc., a customer relationship management platform company, a position she has held since June 2018. Prior to joining HubSpot, Ms. Bueker spent 11 years in financial leadership roles of increasing responsibility at Akamai Technologies, Inc., a content-delivery network and cloud service company, most recently serving as Senior Vice President of Business Finance and Operations. Prior to joining Akamai, Ms. Bueker spent nearly 10 years in investment banking at The Blackstone Group, UBS, Credit Suisse, and Donaldson, Lufkin & Jenrette. Ms. Bueker holds a B.A in Mathematics from Cornell University and an M.B.A. from the Massachusetts Institute of Technology.

Skills and Qualifications: Ms. Bueker is qualified to serve on our Board because of her experience serving as an executive of a publicly-traded software company, as well as in other financial leadership roles.

Age: 65 Director since: March 2020 Committees: Compensation (Chair) Nominating and Corporate Governance

Nanci E. Caldwell

Director

From January 2002 to December 2004, Ms. Caldwell served as Executive Vice President and Chief Marketing Officer at PeopleSoft, Inc. (acquired by Oracle Corporation), an enterprise software company, and from April 2001 to January 2002, she served as both Senior Vice President and Chief Marketing Officer at PeopleSoft. Prior to PeopleSoft, Ms. Caldwell spent 19 years at Hewlett-Packard Company, an information technology company, where she held a number of senior management positions. Ms. Caldwell currently serves as a member of the boards of directors of Equinix, Inc., an information technology data center company, and the Canadian Imperial Bank of Commerce, a retail banking company. Ms. Caldwell formerly served on the boards of directors of Citrix Systems, Inc., an enterprise software company, from July 2008 to December 2022, Donnelley Financial Solutions, Inc., a regulatory compliance company, from October 2016 until May 2020, and Talend SA, a software company, from February 2017 until January 2020. Ms. Caldwell holds a B.A. in Psychology from Queen’s University, Kingston, Canada.

Skills and Qualifications: Ms. Caldwell is qualified to serve on our Board because of her experience in the software and technology industries and service as an executive and a director of publicly-traded companies, including software and technology companies.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	11

Information Regarding the Board of Directors and Corporate Governance  |  Directors Continuing in Office Until the 2024 Annual Meeting

Directors Continuing in Office Until the 2024 Annual Meeting

Age: 51 Director since: March 2015 Committees: None

William J.G. Griffith IV

Director

Since January 2013, Mr. Griffith has served as a Partner at ICONIQ Capital, an investment and venture capital firm, where he co-founded the firm’s growth equity and data center investment platforms and sits on the firm’s investment and management committees. Mr. Griffith previously served as a stockholder representative for Adyen NV, a payment company, from September 2015 to June 2018. From August 2003 to December 2011, Mr. Griffith served as a General Partner at Technology Crossover Ventures, a private equity and venture capital firm. Prior to Technology Crossover Ventures, Mr. Griffith was an investment banker at Morgan Stanley. Mr. Griffith previously served on the board of directors of BlackLine, Inc., a software company, from September 2013 until February 2020. Mr. Griffith holds A.B. degrees in Engineering and History from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

Skills and Qualifications: Mr. Griffith is qualified to serve on our Board because of his experience in the venture capital industry, his knowledge of the Company, his experience with software and technology companies, and his experience serving as a director of publicly-traded and privately-held companies, including software and technology companies.

Age: 63 Director since: February 2020 Committees: Audit (Chair)

Graham V. Smith

Lead Independent Director

Mr. Smith has served as our lead independent director since January 2023. Mr. Smith previously served as our lead independent director from May 2021 to December 2021. From November 2021 to April 2022, Mr. Smith served as interim Chief Executive Officer of Splunk Inc., a software company. From August 2014 to June 2015, Mr. Smith served as Executive Vice President of Salesforce, Inc., a cloud-based software company, and as Chief Financial Officer of Salesforce from March 2008 to August 2014. From January 2003 to December 2007, Mr. Smith served as Chief Financial Officer of Advent Software, Inc., a portfolio accounting software company. Mr. Smith currently serves on the boards of directors of Splunk (including as chair of the board of directors since March 2019) and Axon Enterprise, Inc., a global public safety technology company. Mr. Smith previously served as a member of the boards of directors of Blackline, Inc., a software company, from May 2015 to May 2022, Citrix Systems, Inc., an enterprise software company, from December 2015 to June 2018, Slack Technologies, Inc., a software company, from December 2018 to July 2021, Elliott Opportunity II Corp., a special purpose acquisition company, from June 2021 to December 2021, and Xero Limited, a cloud-based accounting software company, from April 2015 to March 2020, and MINDBODY, Inc., a cloud-based wellness services company, from January 2015 until it was acquired in February 2019. Mr. Smith holds a B.Sc. in Economics and Politics from University of Bristol in England and qualified as a chartered accountant in England and Wales.

Skills and Qualifications: Mr. Smith is qualified to serve on our Board because of his experience in the software industry and service as an executive and a director of publicly-traded companies, including software and technology companies.

12	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance  |  Directors Continuing in Office Until the 2025 Annual Meeting

Age: 56 Director since: February 2020 Committees: Compensation Nominating and Corporate Governance (Chair)

Elisa A. Steele

Director

Ms. Steele served as our lead independent director from December 2021 to December 2022. Ms. Steele served as Chief Executive Officer of Namely, Inc., a human resources software company, from August 2018 to August 2019. From January 2014 to July 2017, Ms. Steele served in various executive positions at Jive Software, Inc., a communication software company, including as President and Chief Executive Officer from February 2015 to July 2017. From August 2013 to December 2013, Ms. Steele served as Corporate Vice President and Chief Marketing Officer of Consumer Applications and Services at Microsoft Corporation, a technology company. Ms. Steele served as Chief Marketing Officer of Skype Inc. (owned by Microsoft) from July 2012 to August 2013. Prior to Skype, Ms. Steele served as Executive Vice President and Chief Marketing Officer at Yahoo! Inc., an Internet services company. Ms. Steele currently serves as a member of the boards of directors of Amplitude Inc., a digital optimization company, JFrog Ltd., a software company, Bumble Inc., a software company, and Splunk Inc., a software company. She previously served on the boards of directors of Namely, from August 2017 to September 2022 (including as chair of the board), Jive, from February 2015 to August 2018, and Cornerstone OnDemand, Inc., a software company, from June 2018 to June 2021 (including as chair of the board of directors from June 2018 to July 2020 and as co-chair of the board of directors from July 2020 to June 2021). Ms. Steele holds a B.S. in Business Administration from the University of New Hampshire and an M.B.A. from San Francisco State University.

Skills and Qualifications: Ms. Steele is qualified to serve on our Board because of her experience in the software and technology industries and service as an executive and a director of publicly-traded companies, including software and technology companies.

Directors Continuing in Office Until the 2025 Annual Meeting

Age: 48 Director since: December 2021 Committees: Compensation

Erin M. Chapple

Director

Ms. Chapple serves at Microsoft Corporation, a technology company, as Corporate Vice President for Azure Core, a public cloud computing platform, a position she has held since March 2021. Prior to serving in that role, Ms. Chapple served as Microsoft’s Corporate Vice President for Azure Compute from April 2019 to March 2021, and as Corporate Vice President of Windows Server from June 2018 to April 2019. From October 2014 to June 2018, Ms. Chapple served as General Manager of Windows Server and Director of Program Management at Microsoft. Ms. Chapple has worked at Microsoft since 1998. Ms. Chapple holds a B.A.S. in Electrical Engineering from the University of Waterloo and an M.A. in Applied Behavioral Science from Bastyr University.

Skills and Qualifications: Ms. Chapple is qualified to serve on our Board because of her experience in the software and technology industries and service as an executive of a publicly-traded technology company.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	13

Information Regarding the Board of Directors and Corporate Governance  |  Director Independence

Age: 37 Director since: June 2014 Committees: Nominating and Corporate Governance

Brian Feinstein

Director

Mr. Feinstein has been employed by Bessemer Venture Partners, a venture capital firm, since 2008 and has served as a Partner of the organization since 2013. Mr. Feinstein holds an A.B. in Government from Harvard University.

Skills and Qualifications: Mr. Feinstein is qualified to serve on our Board because of his experience in the venture capital industry, his knowledge of the Company, his experience with software and technology companies, and his experience serving as a director of privately-held companies, including software and technology companies.

Age: 62 Director since: May 2004 Committees: Audit

Kevin J. O’Connor

Director

Since June 2018, Mr. O’Connor has served as a Managing Partner at ScOp Venture Capital, a venture capital firm. From May 2009 until its acquisition by Amazon.com, Inc. in May 2017, Mr. O’Connor served as Chief Executive Officer of Graphiq, a technology company. Following the acquisition, Mr. O’Connor managed Graphiq’s integration strategy from May 2017 through May 2018. From January 1996 to August 2000, Mr. O’Connor served as Chief Executive Officer of DoubleClick, a technology company. From April 1992 to July 1995, Mr. O’Connor served in various executive roles at Digital Communications Associates, a technology company. From May 1983 to April 1992, Mr. O’Connor served in various research roles at InterComputer Communications Corporation, a technology company, until its acquisition by Digital Communications Associates in April 1992. Mr. O’Connor holds a B.S. in Electrical Engineering from the University of Michigan, Ann Arbor.

Skills and Qualifications: Mr. O’Connor is qualified to serve on our Board because of his knowledge of the Company, his experience serving as an executive of various technology companies, and his experience serving as a director of various privately-held companies, including software and technology companies.

Director Independence

Our common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Additionally, compensation committee members must also

14	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance  |  Board Leadership

satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Kathryn A. Bueker, Nanci E. Caldwell, Erin M. Chapple, Brian Feinstein, Kevin J. O’Connor, Graham V. Smith, and Elisa A. Steele do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making these affirmative determinations, our Board considered the current and prior relationships between each non-employee director or any of his or her family members, and the Company, its senior management, and its independent auditor, as well as all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions described in the section titled “Certain Relationships and Related Person Transactions” beginning on page 59 of this Proxy Statement.

Board Leadership

Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board and makes such recommendations to our Board as our Nominating and Corporate Governance Committee deems appropriate. Currently, our Board believes that it is in the best interests of the Company and our stockholders for our Chief Executive Officer, Mr. Courtemanche, to serve as both Chief Executive Officer and Chair of the Board given his knowledge of the Company and industry and his strategic vision.

Lead Independent Director

Our corporate governance guidelines provide that one of our independent directors shall serve as the lead independent director at any time when an independent director is not serving as the chair of the Board. Because Mr. Courtemanche has served and continues to serve in both of the roles of principal executive officer (“PEO”) of the Company and Chair of the Board, our Board appointed Elisa A. Steele to serve as our lead independent director in December 2021. Ms. Steele stepped down from the lead independent director position, and Graham V. Smith was appointed to serve as our lead independent director, effective as of January 1, 2023. As lead independent director, Mr. Smith presides over periodic meetings of our independent directors, coordinates activities of the independent directors, and performs such additional duties as our Board may otherwise determine and delegate. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.

Role of the Board in Risk Oversight

Our Board oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for the Company. Our Board plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.

While our full Board has overall responsibility for evaluating key business risks, its committees monitor and report to our Board on certain risks. Our Audit Committee monitors our major financial, reporting, and cybersecurity risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our Audit Committee also oversees our annual enterprise risk assessment, monitors compliance with legal and regulatory requirements, and directly supervises our internal audit function. We also

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	15

Information Regarding the Board of Directors and Corporate Governance  |  Board Meetings and Committees

have an Enterprise Risk Management Committee (the “ERM Committee”), which reports to our Audit Committee. The ERM Committee, which is composed of senior executives from a variety of departments, provides updates and input to the Audit Committee regarding the identification and evaluation of material risks to the Company and the Company’s risk assessment and enterprise risk management framework. Our Compensation Committee assesses and monitors whether any of our compensation policies and practices have the potential to encourage excessive risk-taking and strives to create incentives that encourage a level of risk-taking consistent with our business strategy. In connection with its oversight of compensation-related risks, our Compensation Committee reviews our compensation programs and practices for employees (including executives) and evaluates whether our programs and practices encourage unnecessary or excessive risk-taking and controls, and how such programs and practices are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. Our Nominating and Corporate Governance Committee oversees risks associated with director independence and the composition and organization of our Board, monitors the effectiveness of our corporate governance guidelines, plans for leadership succession, and provides general oversight of our other corporate governance policies and practices. Our Nominating and Corporate Governance Committee oversees our environmental, social, and governance (“ESG”) efforts as well. We also have an ESG Committee, which is composed of leaders and other subject-matter experts from a variety of departments, that develops and drives ESG initiatives across our business operations. The Nominating and Corporate Governance Committee receives regular updates from management on our ESG efforts, including on our ESG strategy and related risks.

In connection with its reviews of the operations of our business, our full Board addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity and liquidity risks. Our Board appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge. In particular, our Board is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats and incidents.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.

Board Meetings and Committees

Our Board is responsible for the oversight of management and the strategy of the Company and for establishing corporate policies. Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our Board. Our Board met five times during our last fiscal year. Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Audit Committee met nine times during our last fiscal year. The Compensation Committee met seven times during our last fiscal year. The Nominating and Corporate Governance Committee met four times during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served. It is Procore’s policy to strongly encourage our directors to attend our Annual Meeting. Eight of our then-serving directors attended our 2022 annual meeting of stockholders (the “2022 Annual Meeting”).

As required under applicable NYSE listing standards, our non-management directors also met four times during our last fiscal year in regularly scheduled executive sessions at which only non-management directors were present. Our independent directors met during at least one of such regularly scheduled executive sessions. Ms. Steele, our lead independent director in 2022, presided over these executive sessions.

The composition and responsibilities of each of the standing committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

16	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance  |  Committees of Our Board of Directors

Committees of Our Board of Directors

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee consists of Graham V. Smith, Kathryn A. Bueker, and Kevin J. O’Connor. The chair of our Audit Committee is Graham V. Smith. Our Board has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that each of Graham V. Smith and Kathryn A. Bueker is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and risk management, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

+	helping our Board oversee our corporate accounting and financial reporting processes, as well as the audit and integrity of our financial statements;

+	conducting an annual risk assessment;

+

managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal controls over financial reporting, when required;

+

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

+	overseeing procedures for employees to submit concerns about fraud (including with respect to accounting and audit matters), abuse, and other misconduct;

+	reviewing related person transactions;

+	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;

+	monitoring the Company’s cybersecurity risks and initiatives;

+	monitoring the Company’s liquidity risks; and

+	preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available to stockholders on our website at https://investors.procore.com.

Compensation Committee

Our Compensation Committee consists of Nanci E. Caldwell, Erin M. Chapple, and Elisa A. Steele. The chair of our Compensation Committee is Nanci E. Caldwell. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of the NYSE and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	17

Information Regarding the Board of Directors and Corporate Governance  |  Committees of Our Board of Directors

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and benefits programs, and to review and approve the compensation to be paid to our executive officers, non-employee directors, and certain other employees, as appropriate. Specific responsibilities of our Compensation Committee include:

+	reviewing and approving, or recommending to the Board for approval, the compensation of our Chief Executive Officer, other executive officers, and certain other employees;

+	reviewing and recommending to our Board the compensation of our non-employee directors;

+	administering our equity incentive plans and other benefit programs;

+

reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

+	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available to stockholders on our website at https://investors.procore.com.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation philosophy, policies, plans, and benefits programs. In addition, our Compensation Committee oversees our compensation strategy, policies, plans, and benefits programs, administers our equity compensation plans, and reviews and approves all compensation decisions relating to our executive officers, including our Chief Executive Officer. Our Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Typically, our Compensation Committee meets quarterly, or with greater frequency if necessary, and meets regularly in executive session. From time to time, the Compensation Committee may invite to its meetings any director, officer, or employee of the Company, and such other persons, as it deems appropriate in order to carry out its responsibilities.

Our Compensation Committee has formed a management equity award committee (the “MEAC”) and adopted an MEAC charter, pursuant to which our Compensation Committee delegated authority to a committee comprised of our Chief Financial Officer, Chief Legal Officer, and Chief People Officer to grant, without any further action required by our Board or Compensation Committee, restricted stock unit (“RSU”) awards under our 2021 Equity Incentive Plan (our “2021 Plan”) to our employees and other service providers who are neither Section 16 officers nor members of the MEAC, subject to the limitations set forth in the MEAC charter. As part of its oversight function, our Compensation Committee reviews on a quarterly basis the awards granted by the MEAC. The delegation of authority under the MEAC charter is not exclusive, and both our Board and our Compensation Committee retain the right to grant equity awards.

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. For the fiscal year ended December 31, 2022, and for prior fiscal years, our Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with competitive market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation-related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our Compensation Committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and concluded that no conflict of interest has arisen with respect to the work that Compensia performs for our Compensation Committee.

18	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance  |  Nomination to the Board of Directors

Compensation Committee Interlocks and Insider Participation

None of Ms. Caldwell, Ms. Chapple, or Ms. Steele is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Elisa A. Steele, Nanci E. Caldwell, and Brian Feinstein. The chair of our Nominating and Corporate Governance Committee is Elisa A. Steele. Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

+	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

+	considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

+	developing and making recommendations to our Board regarding corporate governance guidelines and matters;

+	overseeing periodic evaluations of our Board’s performance, including committees of our Board; and

+	overseeing ESG matters relating to the Company and periodically informing the Board regarding such matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available to stockholders on our website at https://investors.procore.com.

Nomination to the Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the requirements of applicable law. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws, using the same criteria to evaluate all such candidates.

A stockholder that wishes to recommend a candidate for election to our Board must send a written notice directed to our Chief Legal Officer and Corporate Secretary at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013. The written notice must include, among other things, the candidate’s name, age, business and residence address, biographical data, and the number of Procore shares held by the candidate. Stockholder recommendations must be made in compliance with our amended and restated bylaws and corporate governance guidelines.

Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Director Qualifications

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory, and NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines, and charters of the Board committees, our Board will consider the following factors in considering director candidates: (i) relevant expertise to offer advice and guidance to management, (ii) sufficient time to devote to Procore’s affairs, (iii) excellence in his or her field, (iv) the ability to exercise sound business judgment, (v) diversity of background and experience, and (vi) commitment to rigorously represent the long-term interests of Procore’s stockholders.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	19

Information Regarding the Board of Directors and Corporate Governance  |  Stockholder Communications with our Board

When considering nominees, our Board and Nominating and Corporate Governance Committee may take into consideration other factors, including, but not limited to, the current composition of our Board, Procore’s current operating requirements, the candidates’ character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. Our Board and Nominating and Corporate Governance Committee evaluate the foregoing factors, among others, and do not assign any particular weighting or priority to any of the factors.

Stockholder Communications with our Board

Stockholders and other interested parties who wish to communicate with the non-management members of our Board or with an individual non-management director may do so by mail addressed to our Chief Legal Officer and Corporate Secretary at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013. In accordance with our policies and procedures for stockholder communications to independent directors, our Chief Legal Officer and Corporate Secretary or legal department, in consultation with appropriate directors as deemed necessary by the Chief Legal Officer and Corporate Secretary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the chair of the Board or the lead independent director.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to ensure that our Board has the necessary practices in place to review and evaluate Procore’s business operations and make decisions that are independent of our management. The corporate governance guidelines set forth the practices our Board follows with respect to Board composition and selection, Board meetings and involvement of senior management, executive officer performance evaluation and succession planning, Board compensation, director education, and conflicts of interest. The corporate governance guidelines, as well as the charters for each committee of our Board, are posted on our website at https://investors.procore.com.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our and our subsidiaries’ directors, officers (including our PEO, principal financial officer (“PFO”), principal accounting officer or controller, or persons performing similar functions), employees, and independent contractors. Our code of business conduct and ethics is available on our website at https://investors.procore.com. In addition, we post on our website all disclosures that are required by law or the listing standards of the NYSE concerning any amendments to, or waivers from, any provision of the code.

Environmental, Social and Governance

Our Board and management team believe that environmental stewardship, social responsibility, and solid governance are important to our business strategy and long-term value creation for our stockholders, employees, customers, and communities. While the full Board has ultimate responsibility for ESG matters that impact our business, each committee of the Board works closely with management to oversee ESG matters across our business operations and in the areas that align with their respective responsibilities. Our Nominating and Corporate Governance Committee develops and exercises oversight of our ESG strategy, policies, practices, and disclosures, and periodically informs the Board of ESG matters. Our Audit Committee oversees risk management (including pertaining to financial matters) and compliance with applicable laws (including U.S. federal securities laws and regulatory requirements). Our Compensation Committee oversees our overall employee compensation and benefits philosophy and programs. We also have an ESG Committee, composed of leaders and other subject-

20	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance  |  Prohibition on Hedging, Short Sales, and Pledging

matter experts from a variety of departments, that develops and drives ESG initiatives across our business operations. Our Nominating and Corporate Governance Committee receives regular updates from management on our ESG efforts, including on our ESG strategy and related risks.

Our ESG reporting approach is informed by the United Nations Sustainable Development Goals and Sustainability Accounting Standards Board frameworks, our ESG strategy, and the areas that matter to our stakeholders. We published our inaugural ESG report on December 15, 2022. The full report can be found under the “Environmental, Social & Governance (ESG)” section of our website.

The core pillars of our ESG strategy include:

+

Environmental Impact: Building a Better World. We provide customers with construction management software that helps reduce construction waste, mitigate the risk of rework, and enable safer jobsites with improved quality control.

+

Social Impact: Our People and Communities. We believe that our core values are foundational in building a high-performing and healthy company that has the ability to scale. We aim to create an open, diverse, and inclusive work culture, which we believe is integral to our ability to attract and retain exceptionally talented and motivated employees.

+

Governance Impact: Governance and Responsible Business Practices. We have established oversight and management of ESG at multiple levels of the Company, from our Board to a cross-functional ESG Committee that develops and drives ESG initiatives across our business operations. We also prioritize information security and data protection, which is designed to ensure that our customer data is secure and private.

Prohibition on Hedging, Short Sales, and Pledging

Our Board has adopted an insider trading policy that applies to all directors, officers, employees, and consultants of the Company and its subsidiaries and affiliates. Among other things, the policy prohibits engaging in derivative securities, hedging transactions with respect to Procore’s securities, and similar transactions designed to decrease the risks associated with holding Procore’s securities except as otherwise set forth in the policy. Our employees may be permitted to contribute their Procore stock to an exchange fund following review and approval of any such proposed transaction by our Compliance Officer (as defined in our insider trading policy) or an authorized designee. In addition, our insider trading policy prohibits directors, officers, employees, and consultants of the Company and its subsidiaries and affiliates from pledging Procore’s securities as collateral for a loan or holding Procore’s securities in margin accounts, unless done in accordance with the Company’s pledging policy. Pursuant to Procore’s pledging policy, any proposed pledge must receive pre-clearance from our Compliance Officer and must not exceed 15% of the requesting party’s holdings of Procore securities, and the requesting party must demonstrate an ability to repay loan amounts without resort to the securities intended to be pledged. Only Procore’s Chief Executive Officer is eligible to pledge Procore securities under Procore’s pledging policy.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	21

Director Compensation   |  Director Compensation Table

Director Compensation

Director Compensation Table

The following table presents information regarding compensation earned by or paid to our directors for the fiscal year ended December 31, 2022, other than to Mr. Courtemanche, our President, Chief Executive Officer, and Chair of our Board, who is also a member of our Board but did not receive any additional compensation for service as a director. The compensation of Mr. Courtemanche is set forth below under “Executive Compensation—Fiscal Year 2022 Summary Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Kathryn A. Bueker	$45,000	$197,370	$242,370

Nanci E. Caldwell	$54,300	$197,370	$251,670

Erin M. Chapple(2)	$42,500	—	$42,500

Brian Feinstein(3)	$39,300	—	$39,300

William J.G. Griffith IV(4)	—	—	—

Kevin J. O’Connor	$45,000	$197,370	$242,370

Graham V. Smith	$78,000	$197,370	$275,370

Elisa A. Steele	$72,500	$197,370	$269,870

(1)

Stock awards contain service-based vesting conditions. The amount reported in this column represents the aggregate grant-date fair value of equity awards granted to a director during the fiscal year ended December 31, 2022, under our 2021 Plan, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718, Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the grant-date fair value of the equity award reported in this column are set forth in the notes to our audited consolidated financial statements included in our 2022 Form 10-K. This amount does not reflect the actual economic value that may be realized by the directors.

(2)	Ms. Chapple joined our Board in December 2021 and was not eligible for an Annual Award (as defined below) in connection with the 2022 Annual Meeting.
(3)	Mr. Feinstein declined his Annual Award in connection with the 2022 Annual Meeting.
(4)	Mr. Griffith declined his cash fees for his service in the fiscal year ended December 31, 2022 and his Annual Award in connection with the 2022 Annual Meeting.

The following table presents information on stock awards granted to non-employee directors during the fiscal year ended December 31, 2022, and the aggregate number of shares of our common stock underlying stock awards held by our non-employee directors as of December 31, 2022.

Name	Number of Shares Underlying RSU Awards Granted During the Fiscal Year Ended December 31, 2022	Number of Shares Underlying RSUs Held as of December 31, 2022

Kathryn A. Bueker	4,072	24,406

Nanci E. Caldwell	4,072	41,152

Erin M. Chapple(1)	—	3,556

Brian Feinstein(2)	—	—

William J.G. Griffith IV(3)	—	—

Kevin J. O’Connor	4,072	4,072

Graham V. Smith	4,072	41,152

Elisa A. Steele	4,072	41,152

(1)	Ms. Chapple joined our Board in December 2021, and was not eligible for an Annual Award in connection with the 2022 Annual Meeting.

22	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Director Compensation  |  Non-Employee Director Compensation Policy

(2)	Mr. Feinstein declined his Annual Award in connection with the 2022 Annual Meeting.
(3)	Mr. Griffith declined his Annual Award in connection with the 2022 Annual Meeting.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which each non-employee director will be eligible to receive compensation for his or her service consisting of the cash retainers and equity awards described below. Our Board or our Compensation Committee has the discretion to amend, modify, suspend, or terminate the non-employee director compensation policy as it deems necessary or appropriate.

Equity Compensation

Each new non-employee director who joins our Board automatically receives, on the date of joining our Board, an RSU award having a target equity value of $450,000 (the “Initial Award”). Each Initial Award will vest in three equal annual installments, with the first vesting date being the company vesting date (each February 20, May 20, August 20, and November 20, each a “Company Vesting Date”) that most closely precedes the first anniversary of the grant date of the Initial Award, subject to the non-employee director continuing to provide service to us through each applicable vesting date.

On the date of each annual meeting of our stockholders, each person who is then a non-employee director, and who has been a non-employee director for not less than six months as of such annual meeting date, will (unless waived) automatically receive an RSU award having a target equity value of $200,000 (the “Annual Award”). Each Annual Award will vest on the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the date of the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be reelected or the director not standing for reelection), subject to the non-employee director continuing to provide service to us through the applicable vesting date.

In the event of a change in control (as defined in our 2021 Plan), each non-employee director’s then outstanding Initial Award and Annual Award, if any, will become fully vested immediately prior to the closing of the change in control, provided that the non-employee director remains in continuous service through such time.

Cash Compensation

In addition, each non-employee director is entitled to receive the following cash compensation for services on our Board and its committees as follows:

+	$35,000 annual cash retainer for service as a Board member, and an additional annual cash retainer of $20,000 for service as lead independent director of our Board, if any;

+

$10,000 annual cash retainer for service as a member of the Audit Committee, and $23,000 annual cash retainer for service as chair of the Audit Committee (in lieu of the committee member service retainer);

+

$7,500 annual cash retainer for service as a member of the Compensation Committee, and $15,000 annual cash retainer for service as chair of the Compensation Committee (in lieu of the committee member service retainer); and

+

$4,300 annual cash retainer for service as a member of the Nominating and Corporate Governance Committee, and $10,000 annual cash retainer for service as chair of the Nominating and Corporate Governance Committee (in lieu of the committee member service retainer).

The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, prorated for any partial months of service.

Compensation Limit

Pursuant to our non-employee director compensation policy, the aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value; provided that such amount will be increased to $1,000,000 in the first fiscal year in which a newly-appointed or newly-elected non-employee director joins our Board.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	23

Director Compensation  |  Non-Employee Director Compensation Policy

Expenses

We reimburse each non-employee director for any ordinary and reasonable out-of-pocket expenses actually incurred by such director in connection with in-person attendance at and participation in meetings of our Board and any committee of the Board.

24	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Proposal 1 Election of Directors

Proposal 1 Election of Directors

Our Board currently consists of nine members and is divided into three classes. Each class consists of one-third of the total number of directors on the Board, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

Our directors are divided into the three classes as follows:

+	the Class I directors are Erin M. Chapple, Brian Feinstein, and Kevin J. O’Connor, whose terms will expire at the 2025 Annual Meeting;

+	the Class II directors are Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell, whose terms will expire at the Annual Meeting; and

+	the Class III directors are William J.G. Griffith IV, Graham V. Smith, and Elisa A. Steele, whose terms will expire at the 2024 Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is duly elected and qualified of until such director’s earlier death, resignation, or removal.

Each of Mr. Courtemanche, Ms. Bueker, and Ms. Caldwell is currently a member of our Board, and, at the recommendation of our Nominating and Corporate Governance Committee, has been nominated for reelection to serve as a Class II director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the 2026 Annual Meeting and until his or her successor has been duly elected and qualified, or until such director’s earlier death, resignation, or removal.

Directors are elected by a plurality of the votes of the shares present in person by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	25

Proposal 2 Ratification of Independent Registered Public Accounting Firm  |  Principal Accountant Fees and Services

Proposal 2 Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further recommended that the Board submit, and the Board has submitted, the appointment of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2015. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of PwC as our independent registered public accounting firm. However, the Board, upon the recommendation of the Audit Committee, is submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will review its future appointment of PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its sole discretion, direct the appointment of different independent auditors at any time during the fiscal year if they determine that such a change would be in the best interests of Procore and its stockholders.

The affirmative “FOR” vote of the holders of a majority of the voting power of the shares of our common stock present by remote communication or represented by proxy during the Annual Meeting and entitled to vote thereon will be required to ratify the appointment of PwC. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by PwC for the periods set forth below.

	Fiscal Year Ended December 31,

	2022	2021

	(in thousands)

Audit Fees(1)	$3,403	$2,681

Audit-Related Fees(2)	—	—

Tax Fees(3)	—	—

All Other Fees(4)	1	1

Total Fees	$3,404	$2,682

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and 2022 audit of our internal control over financial reporting, and reviews of our unaudited interim financial statements included in our quarterly reports on Form 10-Q. For the fiscal year ended December 31, 2021, this category also included fees for services provided in connection with our initial public offering (“IPO”).

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees consist of fees for a variety of permissible services relating to tax advice.
(4)	All other fees consist of license fees for disclosure checklist software.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services that our independent registered public accounting firm provides to us in accordance with our audit and non-audit services pre-approval policy. Pre-approval may be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

26	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Proposal 2 Ratification of Independent Registered Public Accounting Firm  |  Pre-Approval Policies and Procedures

All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our audit and non-audit services pre-approval policy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	27

Proposal 3 Advisory Vote on the Compensation of the Company’s Named Executive Officers

Proposal 3 Advisory Vote on the Compensation of the Company’s Named Executive Officers

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, commonly referred to as a “say-on-pay” vote.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are based on our philosophy of executive pay tied to performance, and are strongly aligned with our stockholders’ interests. Meanwhile, compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a highly competitive environment.

Accordingly, our Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Procore Technologies, Inc. approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth below in the section titled Executive Compensation.”

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders in this matter and intend to consider the results of this vote in making determinations in the future regarding our executive compensation program and arrangements.

The affirmative “FOR” vote of the holders of a majority of the voting power of the shares of our common stock present by remote communication or represented by proxy during the Annual Meeting and entitled to vote thereon will be required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

28	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Proposal 4 Advisory Vote on the Preferred Frequency of Future Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers

Proposal 4 Advisory Vote on the Preferred Frequency of Future Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, at least once every six years, we must provide our stockholders with the opportunity to indicate their preference regarding how frequently we provide our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as a whole (commonly referred to as a “say-on-pay” vote). Accordingly, we are asking our stockholders to indicate whether they would prefer this advisory vote to occur every one year, two years, or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each frequency, our Board recommends that the say-on-pay vote be submitted to stockholders every year. In formulating its recommendation, our Board considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies, and practices.

While our Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether future say-on-pay votes should be held every year, two years, or three years.

The affirmative “FOR” vote of the holders of a majority of the voting power of the shares of our common stock present by remote communication or represented by proxy during the Annual Meeting and entitled to vote thereon will be required to approve the frequency of future say-on-pay votes. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” each of the proposed voting frequencies. However, if no option receives a majority of votes cast in person or by proxy, the option among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS “ONE YEAR” FOR THE FREQUENCY WITH WHICH TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	29

Report of the Audit Committee of the Board of Directors

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022, with our management. The Audit Committee has also reviewed and discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with PwC the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in our 2022 Form 10-K, which was filed with the SEC on March 1, 2023.

Members of the Audit Committee

Graham V. Smith, Chair

Kathryn A. Bueker

Kevin J. O’Connor

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Procore under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

30	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Officers

Executive Officers

The following table sets forth information for our executive officers as of April 13, 2023:

Name	Age	Title

Craig F. Courtemanche, Jr.	55	President, Chief Executive Officer, and Chair of our Board

Paul E. Lyandres	32	Chief Financial Officer and Treasurer

Benjamin C. Singer	46	Chief Legal Officer and Corporate Secretary

Joy D. Durling	46	Chief Data Officer

Steven S. Davis	56	President, Product and Technology

Biographical information for Craig F. Courtemanche, Jr. is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance” on page 10 of this Proxy Statement.

Paul E. Lyandres. Mr. Lyandres has served as our Chief Financial Officer and Treasurer since July 2019. From August 2014 to July 2019, Mr. Lyandres served in various business operations and business development, strategy, and corporate development roles at the Company, including most recently as our Executive Vice President of Strategy & Corporate Development. From August 2012 to July 2014, Mr. Lyandres served as a venture investor at Bessemer Venture Partners. Mr. Lyandres holds a B.S. in Economics from the Wharton School at the University of Pennsylvania.

Benjamin C. Singer. Mr. Singer has served as our Chief Legal Officer since April 2019 and as our Corporate Secretary since June 2019. From November 2014 to April 2019, Mr. Singer served as General Counsel and Corporate Secretary of Blue Apron Holdings, Inc., a food delivery service company. From April 2011 to November 2014, Mr. Singer served in various legal roles at Gilt Groupe, an e-commerce company, most recently as Vice President, Associate General Counsel and Assistant Corporate Secretary. From May 2007 to April 2011, Mr. Singer was an associate attorney at Kirkland & Ellis LLP, a law firm. From September 2004 to May 2007, he was an associate attorney at Wilson Sonsini Goodrich & Rosati, P.C., a law firm. Mr. Singer holds B.A. degrees in Philosophy and Religious Studies from Indiana University and a J.D. from The University of Texas School of Law.

Joy D. Durling. Ms. Durling has served as our Chief Data Officer since April 2022. Previously, Ms. Durling served as Chief Information and Digital Enablement Officer at Vivint Smart Home, Inc., a home automation company, from February 2017 until May 2021. Prior to that, Ms. Durling held various leadership positions at Adobe Inc., a software company, from 2005 to 2017, including most recently as a Vice President from January 2015 to February 2017. Prior to joining Adobe, she served in various roles at Macromedia, Inc., a graphics, multimedia, and web development software company, and Andersen Business Consulting, a consulting firm. Ms. Durling previously served on the board of directors of Domo, Inc., a cloud software company, from April 2020 to March 2023. Ms. Durling holds a B.S.B.A from the University of North Carolina at Chapel Hill.

Steven S. Davis. Mr. Davis has served as our President, Product and Technology since August 2022. Previously, Mr. Davis served as Chief Technology Officer at Babylon Healthcare, PLLC, a digital health services company, from December 2020 to August 2022. From December 2015 to December 2020, Mr. Davis held a number of leadership roles at Expedia Group, Inc., an online travel shopping company, including most recently as Senior Vice President, General Manager—AI and Data Platform from October 2019 to December 2020. Mr. Davis previously served in various technology executive roles at HomeAway, Inc., a vacation rental marketplace company, and its subsidiary VRBO.com, Inc., from January 2007 until December 2015, when HomeAway was acquired by Expedia. Prior to joining HomeAway, Mr. Davis held a number of executive entrepreneurial and engineering leadership roles building and scaling within the software-as-a-service enterprise software, government, telecom, and healthcare industries throughout his career.

CFO Transition. On February 15, 2023, the Board approved the transition of Mr. Lyandres from his current position as the Company’s Chief Financial Officer and Treasurer to a newly established position as the Company’s

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	31

Executive Officers

President of Fintech, effective as of the first business day immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023. Until the effective date of the transition, Mr. Lyandres continues to serve as Chief Financial Officer and Treasurer of the Company. On the effective date of the transition, Howard Fu will become the Company’s Chief Financial Officer and Treasurer. Mr. Fu’s biography is set forth below for informational purposes only.

Howard Fu. Mr. Fu, age 49, has served as our Senior Vice President, Finance since February 2021. From October 2015 to February 2021, Mr. Fu served as Vice President of FP&A at DocuSign, Inc., an electronic signature technology company, where he managed the financial planning and analysis organization. Prior to Docusign, Mr. Fu held various positions at LinkedIn Corporation, a business and employment-focused social media company, from September 2014 to September 2015, Salesforce, Inc., a cloud-based software company, from February 2012 to September 2014, and Visa Inc., a financial services company, from March 2008 to February 2012. Mr. Fu holds a B.S. in Civil Engineering from the University of California, Berkeley, an M.B.A. in Finance from Yale University, and an M.S. in Management Science and Engineering from Stanford University.

SECTION 16 OFFICERS

Our executive officers are subject to the reporting requirements of Section 16(a) of the Exchange Act. As of April 13, 2023, William F. Fleming, Jr. is also subject to the reporting requirements of Section 16(a) of the Exchange Act as our principal accounting officer. The following table sets forth information for Mr. Fleming:

Name	Age	Title

William F. Fleming, Jr.	39	Senior Vice President, Corporate Controller

William F. Fleming, Jr. Mr. Fleming has served as our Senior Vice President, Corporate Controller and principal accounting officer since April 2021. From June 2018 to April 2021, he served as our Vice President, Corporate Controller. Prior to joining Procore, from August 2007 to May 2018, Mr. Fleming worked at Ernst & Young Global Limited, an accounting firm, where he primarily worked with multinational technology companies. Mr. Fleming holds a BBA and a Masters in Professional Accounting from The University of Texas, and is a certified public accountant.

32	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation   |  Compensation Discussion and Analysis

Executive Compensation

Compensation Discussion and Analysis

Overview

We became a public company in May 2021. As of December 31, 2022, we ceased to be an emerging growth company, and therefore, this Proxy Statement includes detail regarding executive compensation that would not have been required had we been an emerging growth company, including this CD&A, an advisory vote on the compensation of our named executive officers (which is included as Proposal 3 in this Proxy Statement), and an advisory vote on the preferred frequency of future advisory votes on the compensation of our named executive officers (which is included as Proposal 4 in this Proxy Statement).

This CD&A describes the objectives, philosophy, and elements of our executive compensation program for the year ended December 31, 2022. It also discusses how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2022, for the individuals who served as our PEO, PFO, and three other most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year (collectively, our “named executive officers”) for 2022:

Name	Position(s)

Craig F. Courtemanche, Jr.	President, Chief Executive Officer, and Chair of the Board

Paul E. Lyandres	Chief Financial Officer and Treasurer

Benjamin C. Singer	Chief Legal Officer and Corporate Secretary

Joy D. Durling(1)	Chief Data Officer

Steven S. Davis(2)	President, Product and Technology

(1)	Ms. Durling commenced employment with us on March 28, 2022.
(2)	Mr. Davis commenced employment with us on August 15, 2022.

Business Highlights

Our Business

Our mission is to connect everyone in construction on a global platform. We are a leading global provider of cloud-based construction management software, and are helping transform one of the oldest, largest, and least digitized industries in the world. In short, we build the software for the people that build the world.

Fiscal Year 2022 Financial Highlights

+	Revenue was $720.2 million, an increase of 40% year-over-year.
+	Gross margin calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) was 79% and non-GAAP gross margin was 84%.
+	GAAP operating margin was (40%) and non-GAAP operating margin was (10%).
+	Operating cash inflow for 2022 was $12.6 million.

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP gross margin and non-GAAP operating margin. Please refer to the “Non-GAAP Financial Measures” section in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2022 Form 10-K for reconciliations of non-GAAP gross margin and operating margin, in each case to the most directly comparable financial measure calculated and presented in accordance with GAAP.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	33

Executive Compensation   |  Compensation Discussion and Analysis

Executive Summary

The key features of our executive compensation program include the following:

+

Our executive bonuses are dependent on meeting corporate objectives. Our annual performance-based bonus opportunities for all of our named executive officers are “at-risk” and dependent upon our achievement of annual corporate objectives established at the beginning of each year.

+

We emphasize long-term equity incentives. Equity awards are an integral part of our executive compensation program, and comprise the primary portion of our named executive officers’ target total direct compensation. These awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain employed with us over the long term.

+	We maintain an independent Compensation Committee. The Compensation Committee consists solely of independent directors.

+

Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises the Compensation Committee on market practices, including identifying a peer group of companies and their compensation practices, so that our Compensation Committee can regularly assess the Company’s individual and total compensation programs against these peer companies, the general competitive marketplace, and other industry data points.

+	We balance short-term and long-term equity incentives. The equity awards that we grant to executives typically vest quarterly over four years, with a one-year cliff for new hires.

+	We do not provide our executive officers with tax gross-up payments on any severance, change in control, or other payments related to a termination of employment or change in control.

+	We generally do not provide executive fringe benefits or perquisites to our executive officers.

+	We do not provide any “single trigger” change in control payments or benefits to our executive officers.

Objectives, Philosophy and Elements of Executive Compensation

Our executive compensation program is designed to:

+	attract, incentivize, reward, and retain employees at the executive level who contribute to our long-term success;

+	provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives;

+	establish a direct link between our financial performance and the cash bonus and long-term equity incentives provided to our executives; and

+	effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.

34	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation   |  Compensation Discussion and Analysis

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal elements: base salary, annual performance-based cash bonuses, and long-term incentive compensation in the form of equity awards. We also provide our executive officers with benefits available to all our employees, including retirement benefits under the Company’s 401(k) retirement savings plan and participation in employee health benefit plans. The following chart summarizes the three main elements of our executive compensation program and their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.

Base salaries are reviewed annually and determined based on several factors (including individual performance and the overall performance of our Company) and by reference, in part, to competitive market data provided by the Compensation Committee’s independent compensation consultant.

Performance Bonus (“at-risk” cash)	Motivates and rewards executives for attaining key annual corporate performance goals that relate to our business objectives; aligns executives’ interests with stockholder interests by linking pay to performance.

Target bonus amounts are reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan, generally determined by the Compensation Committee, and communicated in the first quarter of the year. Actual bonus amounts earned are determined after the end of the year, taking into account actual achievement against performance goals.

Long-Term Incentives (“at risk” equity in the form of RSUs)

Motivates and rewards long-term Company performance; aligns executives’ interests with stockholder interests by linking pay to changes in stockholder value.

Attracts highly qualified executives and encourages their continued employment over the long term.

Equity opportunities are reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances (such as to encourage retention) or as a reward for significant achievement.

Individual awards are determined based on several factors, including current corporate and individual performance and by reference to competitive market data provided by the Compensation Committee’s independent compensation consultant.

We focus on providing a competitive compensation package to our executive officers that provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.

We do not have any formal policies for allocating compensation among base salary, annual performance-based cash bonuses, and long-term incentive compensation in the form of equity awards, short-term and long-term compensation, or cash and non-cash compensation. Instead, the Compensation Committee exercises its judgment to establish a total compensation package for each named executive officer that is a mix of current, short-term, and long-term incentive compensation that it believes appropriate to achieve the goals of our executive

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	35

Executive Compensation   |  Compensation Discussion and Analysis

compensation program and our corporate objectives. Historically, we have structured a significant portion of our named executive officers’ target total direct compensation so that it is comprised of annual performance-based cash bonus opportunities and long-term equity awards in order to align our named executive officers’ incentives with the interests of our stockholders and our corporate goals.

How We Determine Executive Compensation

Role of our Compensation Committee, Management, and the Board

The Compensation Committee is appointed by the Board and has responsibilities related to the compensation of our employees (including our executive officers) and non-employee directors and the development and administration of the Company’s compensation programs and plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding the Board of Directors and Corporate Governance—Committees of Our Board of Directors—Compensation Committee” beginning on page 17 of this Proxy Statement. Our Compensation Committee consists solely of independent members of the Board.

The Compensation Committee reviews and sets all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for our executive officers, including our named executive officers (but excluding himself). While the Chief Executive Officer discusses his recommendations for other named executive officers with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. In addition, the Compensation Committee considers input from its independent compensation consultant on compensation matters for our executive officers, including our named executive officers. The Compensation Committee also discusses and considers input from the independent members of our Board of Directors on compensation matters for the Chief Executive Officer.

The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal elements of compensation (base salary, performance-based cash bonuses, and long-term equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions, or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not maintain a formal policy regarding the timing of the grant of equity awards to our executive officers. The Compensation Committee does not delegate authority to approve executive officer compensation. From time to time, various other members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in the Compensation Committee meetings.

Role of Compensation Consultant

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, outside legal counsel, and other advisers. During the fiscal year ended December 31, 2022, our Compensation Committee retained Compensia to provide it with competitive market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us assess and determine the appropriate level of overall compensation for our executive officers and non-employee directors as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation-related services to us.

The Compensation Committee has analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account the relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee has determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflict of interest pursuant to SEC rules and NYSE listing standards.

36	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation   |  Compensation Discussion and Analysis

Use of Competitive Market Compensation Data

The Compensation Committee believes that it is important to be informed of competitive market data on executive compensation levels and practices as part of its compensation deliberations for our executive officers, including our named executive officers. To this end, the Compensation Committee, in consultation with Compensia, has developed and approved a peer group of publicly traded companies similar to us in terms of industry focus and size (including factors such as employee headcount, revenues, and market capitalization). The peer group used by the Compensation Committee for reference in its compensation deliberations with respect to 2022 was as follows:

+ Alteryx	+ New Relic
+ Anaplan	+ Okta
+ Avalara	+ PagerDuty
+ Coupa Software	+ Smartsheet
+ Crowdstrike Holdings	+ The Trade Desk
+ DocuSign	+ Twilio
+ HubSpot	+ Zendesk
+ MongoDB

Using data compiled from the peer companies as well as data from the Radford Global Technology survey, Compensia completed an analysis of our executive compensation to inform the Compensation Committee’s determinations regarding executive compensation for 2022. Compensia prepared, and the Compensation Committee reviewed, a range of competitive market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, performance-based cash bonuses, total target cash compensation (base salary and the annual target performance-based cash bonus opportunity), equity compensation (valued based on an approximation of grant date fair value), and target total direct compensation (total target cash compensation and equity compensation) with respect to each of our executive officers, including each of our named executive officers. The Compensation Committee did not target pay to fall at any particular percentile of the competitive market data, but rather reviewed these market data reference points as a helpful reference point in making 2022 compensation decisions. An analysis of competitive market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee considers other factors as described below under the section titled “Factors Used in Determining Executive Compensation.”

Factors Used in Determining Executive Compensation

The Compensation Committee sets the compensation of our executive officers, including our named executive officers, at levels it determines to be competitive and appropriate for each executive officer, using its professional experience and judgment. Pay decisions are not made by use of a formulaic approach; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors, which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below:

+	company performance and existing business needs;

+	each executive officer’s individual performance, scope of job function, and the critical skill set of the executive officer to the Company’s future performance;

+	the need to attract new talent to our executive team and retain existing talent in a highly competitive industry;

+	a range of competitive market data reference points, as described above under the section titled “How We Determine Executive Compensation—Use of Competitive Market Compensation Data”;

+	recommendations from Compensia on market compensation practices; and

+	the recommendations provided by our Chief Executive Officer with respect to the compensation of our other executive officers.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	37

Executive Compensation   |  Compensation Discussion and Analysis

2022 Executive Compensation Program

Base Salary

In the first quarter of 2022, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers, taking into account certain of the factors listed under the section above titled “Factors Used in Determining Executive Compensation.” The base salary for each of our named executive officers for 2022 was determined based in part on the competitive market analysis prepared by Compensia.

Named Executive Officer	FY 2021 Base Salary(1) ($)	FY 2022 Base Salary(2) ($)

Craig F. Courtemanche, Jr.	480,000	530,000

Paul E. Lyandres	410,000	450,000

Benjamin C. Singer	360,000	385,000

Joy D. Durling(3)	—	390,000

Steven S. Davis(3)	—	400,000

(1)	FY 2021 base salary changes (if applicable) became effective April 1, 2021.
(2)

FY 2022 base salary changes became effective April 1, 2022, or upon date of hire, as applicable. The base salaries actually paid to our named executive officers during FY 2022 are set forth under the section titled “Executive Compensation—Summary Compensation Table” on page 43 of this Proxy Statement.

(3)	Was not employed by the Company in 2021.

Annual Performance-Based Cash Bonus

The Company maintains a performance-based cash bonus program for its executive officers, including its named executive officers. The executive bonus program is structured to reward the Company’s executive officers based on Company performance. Annual bonuses are paid in the following year if and to the extent performance objectives established by the Compensation Committee at the beginning of the applicable year are achieved. The Compensation Committee believes that the payment of an annual bonus provides the incentive necessary to retain executive officers and reward them for short-term Company performance.

In March 2022, the Compensation Committee approved the executive bonus program for fiscal year 2022 (the “2022 Bonus Program”). The funding of the 2022 Bonus Program was subject to the Company’s achievement of an adjusted operating income (loss) target threshold. The payment amount was based on the achievement of a net new bookings performance target, and the potential payment multiplier outcomes ranged from 0% to 200%, with 100% payment multiplier representing on-target performance. Achievement below 80% of on-target performance would result in no payment. The final payment multiplier for the 2022 Bonus Program was 103.3%. To be eligible to earn a payment under the 2022 Bonus Program, a participant must have remained continually employed by the Company through the bonus payment date.

For 2022, the Compensation Committee assigned each executive officer, including each named executive officer, a target performance-based cash bonus opportunity that was based on a percentage of each executive officer’s base salary. The target performance-based cash bonus opportunity for each of our named executive officers for 2022 was determined based in part on the competitive market analysis prepared by Compensia. The named executive officers’ target performance-based cash bonus opportunities and actual performance-based cash bonuses for 2022 were as follows:

Named Executive Officer	Target Annual Performance-Based Cash Bonus Opportunity (Percentage of Base Salary)	FY22 Performance-Based Cash Bonus ($)

Craig F. Courtemanche, Jr.	100%	$534,578

Paul E. Lyandres	75%	$330,302

Benjamin C. Singer	65%	$240,366

Joy D. Durling(1)	65%	$199,215

Steven S. Davis(2)	75%	$117,462

(1)	Ms. Durling commenced employment with us on March 28, 2022.
(2)	Mr. Davis commenced employment with us on August 15, 2022.

38	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation   |  Compensation Discussion and Analysis

Equity Awards

We view equity awards as a critical element of our executive compensation program that encourages long-term performance, promotes accountability, and ensures that the interests of our executive officers are aligned with the interests of our stockholders by linking a significant portion of their overall compensation directly to increases in stockholder value. Equity awards also help us retain our executive officers in a highly competitive market. We grant equity compensation to our executive officers, including our named executive officers, in the form of RSU awards that may be settled for shares of our common stock.

The annual equity awards to our executive officers, including our named executive officers, are evaluated and approved by the Compensation Committee in the context of each executive officer’s total compensation and take into account the analysis of competitive market data prepared by Compensia, the individual officer’s responsibilities and performance, the Company’s equity burn rate, the potential dilutive effect of the equity awards on our stockholders, and certain of the factors listed under the section titled “Factors Used in Determining Executive Compensation” on page 37 of this Proxy Statement. The Compensation Committee also takes into account the recommendations of the Chief Executive Officer on the compensation of other executive officers with respect to appropriate equity awards and any particular individual circumstances.

In March 2022, our Compensation Committee made the following grants of RSU awards to our named executive officers:

Named Executive Officer	# of RSUs(1)	Target Equity Value

Craig F. Courtemanche, Jr.	217,216	$12,500,000

Paul E. Lyandres	125,985	$7,250,000

Benjamin C. Singer	47,788	$2,750,000

Joy D. Durling(2)	—	—

Steven S. Davis(2)	—	—

(1)

The number of RSUs was calculated using the target equity value divided by an amount equal to the unweighted average closing price of our common stock on the NYSE over the preceding 15 trading day period ending on the date of determination.

(2)	Joined the Company after March 2022. See below for information about RSU award granted upon hire.

1/16th of the shares underlying the RSU awards vest on each Company Vesting Date beginning with the first Company Vesting Date following the vesting commencement date of February 20, 2022, subject to such named executive officer’s continuous service through each such vesting date.

In connection with their commencement of employment with the Company in 2022, Ms. Durling and Mr. Davis were each granted RSU awards. Ms. Durling was granted 136,641 RSUs with a target equity value of $7,500,000 on April 26, 2022, and Mr. Davis was granted 211,330 RSUs with a target equity value of $12,000,000 on August 20, 2022. The number of RSUs granted to each of Ms. Durling and Mr. Davis was calculated using the intended grant date value divided by an amount equal to the unweighted average closing price of our common stock on the NYSE over the preceding 15 trading day period ending on the date of determination. For Ms. Durling’s award, 1/4th of the shares underlying the RSU award vest on the first anniversary of the Company Vesting Date that most closely precedes the vesting commencement date of April 25, 2022 (i.e., February 20, 2023), and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to such named executive officer’s continuous service through each such vesting date. For Mr. Davis’s award, 1/4th of the shares underlying the RSU award vest on the first anniversary of the vesting commencement date of August 20, 2022 (i.e., August 20, 2023), and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to such named executive officer’s continuous service through each such vesting date. Upon vesting, each RSU award may be settled by issuing the number of shares of our common stock that equals the number of shares that have vested. In each case, such awards were granted to Ms. Durling and Mr. Davis pursuant to arm’s-length negotiations in connection with their respective employment with the Company.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	39

Executive Compensation   |  Compensation Discussion and Analysis

Other Features of Our Executive Compensation Program

Employment Offer Letters

We have entered into offer letters with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us, as discussed in more detail below in the section titled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table–Agreements with our Named Executive Officers” beginning on page 44 of this Proxy Statement.

Severance and Change in Control Benefits

We have entered into executive severance agreements with each of our named executive officers, as discussed in more detail below in the section titled “Potential Payments Upon Termination or Change in Control–Executive Severance Agreements” beginning on page 48 of this Proxy Statement.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, retirement, life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our eligible U.S. employees. We pay the premiums for the basic life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers.

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis, as discussed in more detail below in the section titled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table–Other Compensation and Benefits” beginning on page 45 of this Proxy Statement.

Perquisites

We generally do not provide perquisites or personal benefits to our named executive officers.

Compensation Recovery (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they previously received in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Additionally, we intend to adopt and implement a Clawback Policy in compliance with the Dodd-Frank Act and Exchange Act Rule 10D-1 once the applicable listing standards of the NYSE become effective.

Policy Prohibiting Hedging and Pledging

Our Board has adopted an insider trading policy that covers, among other things, the Company’s treatment of hedging, pledging, and similar transactions as discussed in more detail below in the section titled “Information Regarding the Board of Directors and Corporate Governance—Prohibition on Hedging, Short Sales, and Pledging” on page 21 of this Proxy Statement.

Tax and Accounting Implications

Under Section 162(m) of the Internal Revenue Code (as amended, the “Code”) (“Section 162(m)”) compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executive officers, including our named executive officers, in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).

40	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation  |  Compensation Discussion and Analysis

Under ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	41

Report of the Compensation Committee of the Board of Directors

Report of the Compensation Committee of the Board of Directors

Our Compensation Committee has reviewed and discussed with management the CD&A contained in this Proxy Statement. Based on this review and discussion, our Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into our 2022 Form 10-K.

Members of the Compensation Committee

Nanci E. Caldwell, Chair

Erin M. Chapple

Elisa A. Steele

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Procore under the Securities Act or the Exchange Act, other than our 2022 Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

42	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation  |  Summary Compensation Table

Summary Compensation Table

The following table presents all of the compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended December 31, 2022, 2021, and 2020.

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)

Craig F. Courtemanche, Jr. President, Chief Executive Officer, and Chair of the Board	2022	517,500	—		12,780,989	534,578	23,849	13,856,916
	2021	460,001	—		9,693,853	460,320	10,933	10,625,107
	2020	312,500	25,000		10,285,770	259,853	3,272,843	14,155,966

Paul E. Lyandres(5) Chief Financial Officer and Treasurer	2022	440,000	—		7,412,957	330,302	13,083	8,196,342
	2021	395,000	—		3,877,579	250,659	8,719	4,531,957

Benjamin C. Singer(6) Chief Legal Officer and Corporate Secretary	2022	378,750	—		2,811,846	240,366	14,143	3,445,105

Joy D. Durling(7) Chief Data Officer	2022	297,917	200,000	(9)	7,343,087	199,215	41,269	8,081,488

Steven S. Davis(8) President, Product and Technology	2022	151,515	250,000	(9)	12,436,771	117,462	3,500	12,959,248

(1)

The amounts disclosed represent the aggregate grant date fair value of stock awards granted to our named executive officers during 2020, 2021, and 2022, computed in accordance with ASC Topic 718. The amounts disclosed for stock awards under our 2014 Equity Incentive Plan (our “2014 Plan”), which were granted prior to our IPO, are computed without consideration of the probability of achieving the performance condition. The performance condition was satisfied on the effective date of a registration statement for our IPO. The assumptions used in calculating the grant date fair value of the stock awards are set forth in the notes to our audited consolidated financial statements included in our 2022 Form 10-K. This amount does not reflect the actual economic value that may be realized by the named executive officer. See the table titled “Outstanding Equity Awards at Fiscal Year-End” beginning on page 46 of this Proxy Statement for additional information.

(2)

The amounts in this column for fiscal year 2020, 2021, and 2022 reflect cash incentives earned by our named executive officers under our 2020 corporate bonus program, 2021 corporate bonus program, and 2022 Bonus Program, respectively, as determined by our Compensation Committee. See the section titled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Tables-Non-Equity Incentive Plan Compensation” beginning on page 44 of this Proxy Statement for a description of the material terms pursuant to which this compensation was earned.

(3)

The amounts reported in 2022 include (i) matching contributions of $23,849 for Mr. Courtemanche, $12,826 for Mr. Lyandres, $14,143 for Mr. Singer, $8,483 for Ms. Durling, and $3,500 for Mr. Davis, (ii) a relocation allowance of $32,786 for Ms. Durling, and (iii) a taxable gift of $257 for Mr. Lyandres.

(4)

The amounts disclosed for fiscal year 2020 include the stock-based compensation cost, computed in accordance with ASC Topic 718, attributed to Mr. Courtemanche’s sale in December 2020 of an aggregate of 375,000 shares of our common stock to D1 Master Holdco I LLC and certain funds and accounts advised or subadvised by T. Rowe Price Associates, Inc. (T. Rowe Associates”), each, existing investors in the Company. The amounts disclosed above are calculated for purposes of financial accounting purposes under GAAP. The assumptions used in calculating the amounts are set forth in the notes to our audited consolidated financial statements included in our 2022 Form 10-K. The transfers were not intended to be compensation but were considered compensation expenses under ASC Topic 718.

(5)	Mr. Lyandres was not a named executive officer in fiscal year 2020.
(6)	Mr. Singer was not a named executive officer in fiscal years 2020 or 2021.
(7)	Ms. Durling commenced employment with us on March 28, 2022.
(8)	Mr. Davis commenced employment with us on August 15, 2022.
(9)	The amount disclosed represents a one-time signing bonus paid to the named executive officer in connection with the named executive officer’s commencement of employment with the Company.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	43

Executive Compensation  |  Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2022.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)		($)(1)
Craig F. Courtemanche, Jr.	RSU	3/29/2022	—	—	—	—	—	—	217,216	(2)	12,780,989

	Cash	2/23/23	414,000	517,500	1,035,000	—	—	—	—		—

Paul E. Lyandres	RSU	3/29/2022	—	—	—	—	—	—	125,985	(2)	7,412,957

	Cash	2/23/23	255,800	319,750	639,500	—	—	—	—		—

Benjamin C. Singer	RSU	3/29/2022	—	—	—	—	—	—	47,788	(2)	2,811,846

	Cash	2/23/23	186,150	232,688	465,375	—	—	—	—		—

Joy D. Durling	RSU	4/26/2022	—	—	—	—	—	—	136,641	(3)	7,343,087

	Cash	2/23/23	154,281	192,851	385,702	—	—	—

Steven S. Davis

	RSU	8/20/2022	—	—	—	—	—	—	211,330	(4)	12,436,771

	Cash	2/23/23	90,968	113,710	227,419	—	—	—	—		—

(1)

The amounts disclosed represent the aggregate grant date fair value of stock awards granted to our named executive officers during the fiscal year ended December 31, 2022, computed in accordance with ASC Topic 718.

(2)

The service-based vesting condition was satisfied as to 1/16th of the shares subject to the RSU on May 20, 2022, and as to 1/16th of the shares on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(3)

The service-based vesting condition was satisfied as to 1/4th of the shares subject to the RSU on February 20, 2023, and as to 1/16th of the shares on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(4)

The service-based vesting condition will be satisfied as to 1/4th of the shares subject to the RSU on August 20, 2023, and as to 1/16th of the shares on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Agreements with Our Named Executive Officers

We have entered into offer letters with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The offer letters generally provide for at-will employment and set forth the executive officer’s initial base salary. Each of our named executive officers has executed our standard proprietary information and inventions agreement.

In addition, we have entered into executive severance agreements with each of our named executive officers.

Craig F. Courtemanche, Jr.

We have entered into a confirmatory offer letter with Mr. Courtemanche. Such offer letter referenced Mr. Courtemanche’s then-current base salary of $480,000. Mr. Courtemanche’s current annual base salary is $550,000. Mr. Courtemanche’s employment is at-will and may be terminated at any time, with or without cause.

44	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation  |  Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Paul E. Lyandres

We have entered into a confirmatory offer letter with Mr. Lyandres. Such offer letter referenced Mr. Lyandres’s then-current base salary of $410,000. Mr. Lyandres’s current annual base salary is $450,000. Mr. Lyandres’s employment is at-will and may be terminated at any time, with or without cause.

Benjamin C. Singer

We have entered into a confirmatory offer letter with Mr. Singer. Such offer letter referenced Mr. Singer’s then-current base salary of $360,000. Mr. Singer’s current annual base salary is $395,000. Mr. Singer’s employment is at will and may be terminated at any time, with or without cause.

Joy D. Durling

We have entered into a confirmatory offer letter with Ms. Durling. Such offer letter referenced Ms. Durling’s then-current base salary of $390,000. Ms. Durling’s current annual base salary is $405,000. Ms. Durling’s employment is at will and may be terminated at any time, with or without cause.

Steven S. Davis

We have entered into a confirmatory offer letter with Mr. Davis. Such offer letter referenced Mr. Davis’ then-current base salary of $400,000. Mr. Davis’ current annual base salary is $415,000. Mr. Davis’ employment is at will and may be terminated at any time, with or without cause.

Equity Awards

We have granted equity awards to our named executive officers under our 2014 Plan and our 2021 Plan. For further information about such equity awards, including the vesting schedules, please see the “Grants of Plan-Based Awards” table and related footnotes above and “Equity Awards” in our “Compensation Discussion and Analysis” above.

Non-Equity Incentive Plan Compensation

In fiscal year 2020, we approved a cash incentive bonus plan (the “Bonus Plan”) for all eligible employees. Each participant is eligible to receive cash bonuses based on the achievement of performance goals determined at the discretion of our Compensation Committee.

The named executive officers were each participants in the 2022 Bonus Program, which was established pursuant to the Bonus Plan. The 2022 Bonus Program provided for payments based on the achievement of a net new bookings performance target, as determined by the Compensation Committee. To be eligible to earn a payout under the 2022 Bonus Program, a participant had to remain continually employed by, and in good standing with, Procore through the applicable bonus payment date. Bonuses were paid based on annual goal achievement, as determined by our Compensation Committee.

In addition, we approved an executive bonus program for fiscal year 2023 (the “2023 Bonus Program”), established pursuant to the Bonus Plan. The 2023 Bonus Program provides payments based on the achievement of a net new bookings performance target and operating income goals, as determined by our Compensation Committee. To be eligible to earn a payout under the 2023 Bonus Program, a participant must remain continually employed by, and in good standing with, Procore through the applicable bonus payment date. Payment will be measured based on annual goal achievement, as determined by our Compensation Committee.

Other Compensation and Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, retirement, life, disability, and accidental death and dismemberment insurance plans, in

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	45

Executive Compensation  |  Outstanding Equity Awards at Fiscal Year-End

each case, on the same basis as all of our other eligible U.S. employees. We pay the premiums for the basic life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis, as well as a Roth option. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we make matching contributions to the 401(k) plan up to 4% of the participating employee’s W-2 earnings and wages. We have not made discretionary contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2022. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us (other than the 401(k) plan) during 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each named executive officer as of December 31, 2022.

	Option Awards						Stock Awards

Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)

Craig F. Courtemanche, Jr.	11/10/2016	(2)	976,916	0	2.42	11/10/2026	—		—
	7/12/2018	(3)	534,625	11,375	12.22	7/12/2028	204,750	(8)	9,660,105
	4/15/2020		—	—	—	—	113,300	(9)	5,345,494
	3/16/2021		—	—	—	—	85,777	(10)	4,046,959
	3/29/2022		—	—	—	—	176,488	(11)	8,326,704

Paul E. Lyandres	1/18/2017	(4)	82,675	0	3.60	1/18/2027	—		—

	7/12/2018	(5)	73,959	0	12.22	7/12/2028	—		—

	9/5/2019	(6)	36,491	8,750	24.48	9/5/2029	9,375	(12)	442,313

	4/15/2020		—	—	—	—	36,050	(9)	1,700,839
	3/16/2021		—	—	—	—	34,311	(10)	1,618,793

	3/29/2022		—	—	—	—	102,363	(11)	4,829,486

Benjamin C. Singer	6/4/2019	(7)	106,458	13,542	22.63	6/4/2029	9,813	(13)	462,977

	4/15/2020		—	—	—	—	13,390	(9)	631,740

	3/16/2021		—	—	—	—	21,445	(10)	1,011,775
	3/29/2022		—	—	—	—	38,828	(11)	1,831,905

Joy D. Durling	4/26/2022			—	—	—	136,641	(14)	6,446,722

Steven S. Davis	8/20/2022		—	—	—	—	211,330	(15)	9,970,549

(1)	All of the stock and option awards granted prior to our IPO were granted under our 2014 Plan and are subject to acceleration of vesting upon certain events.

46	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation  |  Fiscal Year 2022 Option Exercises and Stock Vested

(2)	The shares subject to the option vest in 60 equal monthly installments beginning on the one-month anniversary of February 5, 2016, subject to continued service through each applicable vesting date.
(3)	The shares subject to the option vest in 48 equal monthly installments beginning on the one-month anniversary of January 1, 2019, subject to continued service through each applicable vesting date.
(4)	1/48th of the shares subject to the option shall vest on each one-month anniversary after the vesting commencement date of December 1, 2016.
(5)	1/48th of the shares subject to the option shall vest on each one-month anniversary after the vesting commencement date of July 1, 2018.
(6)	1/48th of the shares subject to the option shall vest on each one-month anniversary after the vesting commencement date of July 10, 2019.
(7)

1/4th of the shares subject to the option vested on April 21, 2020, and 1/48th of the shares subject to the option shall vest on each one-month anniversary thereafter, subject to continued service through each applicable vesting date.

(8)

1/4th of the shares subject to the RSU vested on the Company Vesting Date that most closely preceded the one-year anniversary of the effective date of the Company’s registration statement in connection with its IPO, and 1/4th vest on each of the three one-year anniversaries of such Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(9)

The service-based vesting condition was satisfied to 1/16th of the shares subject to the RSUs on May 20, 2020, and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(10)

The service-based vesting condition was satisfied as to 1/16th of the shares subject to the RSUs on May 20, 2021, and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(11)

The service-based vesting condition was satisfied as to 1/16th of the shares subject to the RSUs on May 20, 2022, and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(12)

The service-based vesting condition was satisfied as to 1/16th of the shares subject to the RSUs on November 20, 2019, and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(13)

The service-based vesting condition was satisfied to 1/4th of the shares subject to the RSUs on May 20, 2020, and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(14)

The service-based vesting condition was satisfied as to 1/4th of the shares subject to the RSUs on February 20, 2023, and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(15)

The service-based vesting condition was satisfied as to 1/4th of the shares subject to the RSUs on August 20, 2023, and 1/16th of the shares vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

Fiscal Year 2022 Option Exercises and Stock Vested

The following table presents certain information regarding any option exercises and stock vested during the fiscal year ended December 31, 2022, with respect to our named executive officers.

	Option Awards		Stock Awards

	Number of		Number of	Value
	Shares	Value	Shares	Realized on
	Acquired on	Realized on	Acquired on	Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)	($)(1)

Craig F. Courtemanche, Jr.	—	—	237,739	13,450,072

Paul E. Lyandres	—	—	80,212	4,280,775

Benjamin C. Singer	—	—	48,827	2,623,453

Joy D. Durling			—	—

Steven S. Davis	—	—	—	—

(1)

The value realized upon vesting was calculated by multiplying the number of shares of common stock vested by the closing price of our common stock on the date prior to the applicable vesting date, and does not reflect actual proceeds received by our named executive officers.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

During fiscal year 2022, our U.S. employees, including our named executive officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	47

Executive Compensation  |  Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

Executive Severance Agreements

We have entered into executive severance agreements with each of our named executive officers. Each agreement provides that upon a termination of employment without “cause” or resignation for “good reason” (each as defined in the executive severance agreements) that occurs within three months prior to, or 12 months following, a “change in control” (as defined in the executive severance agreements), the named executive officer will receive a lump sum payment equal to the sum of 18 months (24 months in the case of Mr. Courtemanche) of the named executive officer’s monthly base salary and a pro rata portion of the named executive officer’s target bonus, as well as full vesting of the time-based portion of any equity awards, and 18 months of payment of COBRA premiums (24 months in the case of Mr. Courtemanche). In addition, the executive severance agreements provide that on a termination of employment without “cause” (or in the case of Messrs. Courtemanche and Singer, resignation for “good reason”) that would trigger the right to the payments and benefits above but for the fact that the termination or resignation occurs outside the change in control period, the named executive officer will receive a lump sum payment equal to 12 months (18 months in the case of Mr. Courtemanche) of the named executive officer’s monthly base salary, as well as 12 months of payment of COBRA premiums (18 months in the case of Mr. Courtemanche). Receipt of payments and benefits under the executive severance agreement is subject to the named executive officer signing a release of claims.

The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers serving as of the end of the fiscal year ended December 31, 2022. Unless otherwise stated, the payments and benefits set forth below are estimated assuming that the termination of employment or change in control event occurred on the last business day of our fiscal year ending December 31, 2022, using $47.18, the closing market price per share of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

Name	Benefit Description	Termination Without Cause by Procore or for Good Reason (if Applicable) by Executive Not in Connection with a Change in Control ($)	Termination Without Cause by Procore or for Good Reason by Executive in Connection with a Change in Control ($)

Craig F. Courtemanche, Jr.	Base Salary	795,000	1,060,000
	Bonus	—	534,578
	Accelerated Vesting of Equity Awards(1)	—	27,776,932
	Continuation of Health Benefits(2)	35,313	47,083
	Total	830,313	29,418,593

Paul E. Lyandres	Base Salary	450,000	675,000
	Bonus	—	330,302
	Accelerated Vesting of Equity Awards(1)	—	8,790,056
	Continuation of Health Benefits(2)	6,657	9,985
	Total	456,657	9,805,343

Benjamin C. Singer	Base Salary	385,000	577,500
	Bonus	—	240,366
	Accelerated Vesting of Equity Awards(1)	—	4,270,854
	Continuation of Health Benefits(2)	21,729	32,593
	Total	406,729	5,121,313

48	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation  |  Potential Payments Upon Termination or Change in Control

Name	Benefit Description	Termination Without Cause by Procore or for Good Reason (if Applicable) by Executive Not in Connection with a Change in Control ($)	Termination Without Cause by Procore or for Good Reason by Executive in Connection with a Change in Control ($)

Joy D. Durling	Base Salary	390,000	585,000
	Bonus	—	199,215
	Accelerated Vesting of Equity Awards(1)	—	6,446,722
	Continuation of Health Benefits(2)	23,542	35,313
	Total	413,542	7,266,250

Steven S. Davis	Base Salary	400,000	600,000
	Bonus	—	117,462
	Accelerated Vesting of Equity Awards(1)	—	9,970,549
	Continuation of Health Benefits(2)	23,542	35,313
	Total	423,542	10,723,324

(1)

Where equity awards include stock options, the value of unvested stock options was calculated using the difference between the closing market price of our common stock on December 31, 2022, and the exercise price of those options.

(2)	Represents the amount of COBRA premiums for medical, dental, and vision (including eligible dependents) that we would pay on behalf of the named executive officer.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	49

Executive Compensation
  |  Pay Versus Performance

Pay Versus Performance
The following table presents information about the relationship between
executive compensation actually paid to our PEO and our other named executive officers (for purposes of this section, our
“Non-PEO
NEOs”) and certain financial performance measures of the Company. For further information concerning our philosophy of executive pay tied to performance and how we align executive compensation with our performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non-PEO NEOs (5)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (8)
					Total Shareholder Return (6)	Peer Group Total Shareholder Return (7)

2022	$13,856,916	($9,591,955)	$8,170,546	$4,544,907	$53.61	$82.31	($287)

2021	$10,625,107	$76,757,138	$4,809,572	$25,498,661	$90.88	$128.15	($265)

(1)	We were not a reporting company pursuant to Section 13(a) or Section 15(d) of the Exchange Act prior to 2021, and as such, we have not included any information in this table for 2020.
(2)
The dollar amounts reported in this column represent the amounts of total compensation reported for Mr. Courtemanche (our President and Chief Executive Officer) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—2022 Summary Compensation Table.”

(3)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Courtemanche, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to Mr. Courtemanche during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Courtemanche’s total compensation for each fiscal year to determine the compensation actually paid:

Prior FYE	12/31/2020	12/31/2021

Current FYE	12/31/2021	12/31/2022

Fiscal Year	2021	2022

PEO Summary Compensation Table Total	$10,625,107	$13,856,916

- Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year	($9,693,853)	($12,780,989)

+ Fair Value at Fiscal Year-End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$9,908,203	$8,326,704

+ Change in Fair Value as of End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$43,803,722	($13,598,285)

+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$2,504,182	$2,072,648

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$19,609,777	($7,468,948)

- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	$0	$0

Compensation Actually Paid	$76,757,138	($9,591,955)

(4)
The dollar amounts reported in this column represent the average of the amounts reported for our non-PEO
NEOs for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. The names of each of the non-PEO
NEOs included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2022, Paul E. Lyandres, Benjamin C. Singer, Joy D. Durling and Steven S. Davis; and (ii) for 2021, Paul E. Lyandres and Dennis H. Lyandres.

(5)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to our non-PEO
NEOs, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to the
Non-PEO
NEOs as a group during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the
Non-PEO
NEOs as a group for each fiscal year to determine the compensation actually paid, using the same methodology described above in footnote 3.

50	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation
  |  Analysis of the Information Presented in the Pay Versus Performance Table

Prior FYE	12/31/2020	12/31/2021

Current FYE	12/31/2021	12/31/2022

Fiscal Year	2021	2022

Non-PEO NEOs Summary Compensation Table Total	$4,809,572	$8,170,546

- Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year	($4,092,986)	($7,501,165)

+ Fair Value at Fiscal Year-End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,183,551	$5,769,666

+ Change in Fair Value as of End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$9,612,859	($1,183,010)

+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$1,057,262	$414,526

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$9,928,404	($1,125,655)

- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	$0	$0

Compensation Actually Paid	$25,498,661	$4,544,907

(6)
Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends (if any) for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(7)
Represents the peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the NASDAQ Computer Index, which is the same peer group used in Part II, Item 5 of our 2022 Form
10-K.

(8)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in the section titled “
Compensation Discussion and Analysis”
beginning on page 33 of this Proxy Statement, our executive compensation program reflects our philosophy of executive pay tied to performance. While we utilize several performance measures to align executive compensation with our performance, all of those measures are not presented in the Pay versus Performance table. We did not use any financial performance measures to link compensation paid (including “compensation actually paid” as computed in accordance with Item 402(v) of Regulation
S-K)
to Company performance. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphical illustrations of the relationships between information presented in the Pay versus Performance table.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	51

Executive Compensation
  |  Analysis of the Information Presented in the Pay Versus Performance Table

Compensation
Actually Paid and Cumulative TSR
The following graph illustrates the relationship between
compensa
tion actually paid to the PEO and the average of the compensation actually
paid to the
non-PEO
NEOs and the cumulative TSR.

Compensation Actually Paid and Net Income
The following graph illustrates the relationship between compensation actually paid to the PEO and the average of the compensation actually paid to the non-PEO
NEOs and net income.

52	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation
  |  Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Cumulative TSR of the Peer Group
The following graph illustrates the relationship between compensation actually paid to the PEO and the average of the compensation actually paid to the non-PEO
NEOs and the cumulative TSR of the NASDAQ
Compute
r Index peer group.

Cumulative TSR of Procore and Cumulative TSR of the Peer Group
The following graph illustrates the relationship
between
the cumulative TSR of Procore and the cumulative TSR of the NASDAQ Computer Index peer group.

All information provided above under the “Pay Versus Performance”
heading
will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates any such information by reference.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	53

Executive Compensation  |  Limitations of Liability and Indemnification Matters

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

+	any breach of the director’s duty of loyalty to the corporation or its stockholders;

+	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

+	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

+	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law and may indemnify our other officers, employees, and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

54	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Executive Compensation  |  Equity Compensation Plan Information

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3)

Equity plans approved by stockholders(4)	14,219,070	12.65	17,430,354

Equity plans not approved by stockholders	—	—	—

(1)

Includes our 2014 Plan and our 2021 Plan, but does not include future rights to purchase common stock under our 2021 Employee Stock Purchase Plan (our “ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)

Includes our 2021 Plan and ESPP, as well as stock options, RSUs, or other stock awards granted under our 2014 Plan that are forfeited, terminated, expired, or repurchased, which become available for issuance under our 2021 Plan.

(4)

Our 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each fiscal year for a period of up to 10 years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, or such lesser number of shares of common stock as determined by our Board prior to January 1st of a given fiscal year. In addition, our ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each fiscal year for a period of up to 10 years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, and (ii) 3,900,000 shares of common stock (or such lesser number of shares of common stock as determined by our Board prior to January 1st of a given fiscal year). Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under our 2021 Plan and our ESPP increased by 6,957,976 shares and 1,391,595 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	55

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2023 by:

+	each of our named executive officers;

+	each of our directors;

+	our executive officers and directors as a group; and

+	each person or entity known by us to own beneficially more than 5% of our capital stock.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

Applicable percentage ownership is based on 140,366,944 shares of common stock outstanding as of March 15, 2023.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013. Unless otherwise indicated in the footnotes to the table below, to our knowledge each person has sole voting and investment power over the shares reported as beneficially owned by the person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (%)

Directors and Named Executive Officers

Craig F. Courtemanche, Jr.(1)	7,217,145	5.1

Paul E. Lyandres(2)	459,582	*

Benjamin C. Singer(3)	177,462	*

Joy D. Durling(4)	12,393	*

Steven S. Davis	0	*

Kathryn A. Bueker(5)	13,555	*

Nanci E. Caldwell(6)	58,670	*

Erin M. Chapple(7)	1,777	*

Brian Feinstein(8)	168,420	*

William J.G. Griffith IV(9)	45,790,999	32.6

Kevin J. O’Connor(10)	1,720,255	1.2

Graham V. Smith(11)	40,604	*

Elisa A. Steele(12)	58,670	*

All directors and current executive officers as a group (13 persons)(13)	55,719,532	39.2

5% Stockholders

Entities affiliated with ICONIQ Strategic Partners(14)	45,549,434	32.5

Entities affiliated with T. Rowe Price Associates, Inc.(15)	9,174,940	6.5

Entities affiliated with Bessemer Venture Partners(16)	8,241,853	5.9

*	Less than 1 percent.

56	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

(1)

Consists of (i) 259,170 shares held of record by Mr. Courtemanche, (ii) 3,584,494 shares held of record by Craig F. Courtemanche and Hillary Courtemanche Family Trust dated as of November 1, 2012, for which Mr. Courtemanche and his spouse serve as trustees, 563,350 of which are pledged as collateral to secure certain personal indebtedness (see “Prohibition on Hedging, Short Sales, and Pledging” for more information regarding Board and committee oversight of Mr. Courtemanche’s pledging arrangement), (iii) 548,049 shares held of record by The Courtemanche 2016 Irrevocable Trust, with respect to which Mr. Courtemanche may be deemed to have indirect shared voting power and dispositive power for purposes of Rule 13d-3(a) of the Exchange Act, (iv) 1,278,780 shares held of record by Courtemanche 2021 Irrevocable Trust, with respect to which Mr. Courtemanche may be deemed to have indirect shared voting and dispositive power for purposes of Rule 13d-3(a) of the Exchange Act, (v) 23,736 shares held by Hillary Courtemanche, Mr. Courtemanche’s spouse, and (vi) 1,522,916 shares held subject to options that are exercisable within 60 days of March 15, 2023, all of which are vested as of such date.

(2)	Consists of (i) 260,207 shares held of record by Mr. Lyandres and (ii) 199,375 shares subject to options exercisable within 60 days of March 15, 2023, all of which are vested as of such date.
(3)	Consists of (i) 57,462 shares held of record by Mr. Singer and (ii) 120,000 shares subject to options exercisable within 60 days of March 15, 2023, all of which are vested as of such date.
(4)	Consists of 12,393 shares held of record by Ms. Durling.
(5)	Consists of 13,555 shares held of record by Ms. Bueker.
(6)	Consists of 58,670 shares held of record by Ms. Caldwell.
(7)	Consists of 1,777 shares held of record by Ms. Chapple.
(8)

Consists of (i) 48,349 shares held of record by Brian Feinstein and (ii) 120,071 shares held of record by the Brian Feinstein 2017 Revocable Trust. Mr. Feinstein, a member of our Board, is a Partner at Bessemer Venture Partners. Mr. Feinstein disclaims beneficial ownership of the securities held by the Bessemer Entities (as defined below) referred to in footnote (16) below, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities.

(9)

Consists of (i) 69,690 shares held of record by Griffith Descendants 2015 Trust Dated July 23, 2015, (ii) 171,875 shares held of record by The Griffith Family 2004 Trust DTD 09/15/04, and (iii) the shares listed in footnote (14) below. Mr. Griffith, a member of our Board, is an equity holder of ICONIQ Parent GP II (as defined below), ICONIQ Parent GP III (as defined below), ICONIQ Parent GP IV (as defined below), and ICONIQ Parent GP V (as defined below) and may be deemed to have shared voting, investment, and dispositive power with respect to the shares held by the ICONIQ Entities (as defined below).

(10)

Consists of (i) 3,050 shares held of record by Mr. O’Connor, (ii) 166,667 shares held of record by the Kevin O’Connor 2021 GRAT, for which Mr. O’Connor serves as a trustee, and (iii) 1,550,538 shares held of record by the Kevin J. O’Connor Revocable Trust dated as of June 13, 2019, for which Mr. O’Connor serves as a trustee.

(11)	Consists of 40,604 shares held of record by Ms. Smith.
(12)	Consists of 58,670 shares held of record by Ms. Steele.
(13)

Consists of (i) 53,877,241 shares owned by our current executive officers and directors and (ii) 1,842,291 shares subject to options exercisable within 60 days of March 15, 2023, all of which are vested as of such date.

(14)

Based solely on the Amendment No. 1 to Schedule 13G filed by the ICONIQ Entities on February 14, 2023, with respect to shares of our common stock. Consists of (i) 11,225,164 shares held by ICONIQ Strategic Partners II, L.P. (“ICONIQ II”), (ii) 8,787,037 shares held by ICONIQ Strategic Partners II-B, L.P. (“ICONIQ II-B”), (iii) 4,160,944 shares held by ICONIQ Strategic Partners II Co-Invest, L.P., P Series (“Co-invest II”), (iv) 5,237,611 shares held by ICONIQ Strategic Partners III, L.P. (“ICONIQ III”), (v) 5,596,460 shares held by ICONIQ Strategic Partners III-B, L.P. (“ICONIQ III-B”), (vi) 2,042,994 shares held by ICONIQ Strategic Partners III Co-Invest, L.P., Series P (“Co-invest III”), (vii) 2,009,823 shares held by ICONIQ Strategic Partners IV, L.P. (“ICONIQ IV”), (viii) 3,330,058 shares held by ICONIQ Strategic Partners IV-B, L.P. (“ICONIQ IV-B”), (ix) 940,443 shares held by ICONIQ Strategic Partners IV Co-Invest, L.P., Series P (“ Co-invest IV”), (x) 115,070 shares held by ICONIQ Strategic Partners V, L.P. (“ICONIQ V”), (xi) 177,265 shares held by ICONIQ Strategic Partners V-B, L.P. (“ICONIQ V-B”), (xii) 857,031 shares held by ICONIQ Strategic Partners VI, L.P. (“ICONIQ VI”), and (xiii) 1,069,534 shares held by ICONIQ Strategic Partners VI-B, L.P. (“ICONIQ VI-B”). ICONIQ II, ICONIQ II-B, Co-invest II, ICONIQ III, ICONIQ III-B, Co-invest III, ICONIQ IV, ICONIQ IV-B, Co-invest IV, ICONIQ V, ICONIQ V-B, ICONIQ VI, and ICONIQ VI-B are the “ICONIQ Entities.” ICONIQ Strategic Partners II GP, L.P. (“ICONIQ GP II”) is the general partner of ICONIQ II, ICONIQ II-B and Co-invest II and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ II, ICONIQ II-B, and Co-invest II. ICONIQ Strategic Partners II TT GP, Ltd. (“ICONIQ Parent GP II”), is the general partner of ICONIQ GP II. ICONIQ Strategic Partners III GP, L.P. (“ICONIQ GP III”) is the general partner of ICONIQ III, ICONIQ III-B, and Co-invest III and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ III, ICONIQ III-B, and Co-invest III. ICONIQ Strategic Partners III TT GP, Ltd. (“ICONIQ Parent GP III”) is the general partner of ICONIQ GP III. ICONIQ Strategic Partners IV GP, L.P. (“ICONIQ GP IV”) is the general partner of ICONIQ IV, ICONIQ IV-B, and Co-invest IV and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ IV, ICONIQ IV-B, and Co-invest IV. ICONIQ Strategic Partners IV TT GP, Ltd. (“ICONIQ Parent GP IV”) is the general partner of ICONIQ GP IV. ICONIQ Strategic Partners V GP, L.P. (“ICONIQ GP V”) is the general partner of ICONIQ V and ICONIQ V-B and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ V and ICONIQ V-B. ICONIQ Strategic Partners V TT GP, Ltd. (“ICONIQ Parent GP V”) is the general partner of ICONIQ GP V. ICONIQ Strategic Partners VI GP, L.P. (“ICONIQ GP VI”) is the general partner of ICONIQ VI and ICONIQ VI-B and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ VI and ICONIQ VI-B. ICONIQ Strategic Partners VI TT GP, Ltd. (“ICONIQ Parent GP VI”) is the general partner of ICONIQ GP VI. Divesh Makan and William Griffith are the sole equity holders of ICONIQ Parent GP II and ICONIQ Parent GP III and Divesh Makan, Mr. Griffith, and Matthew Jacobson are the sole equity holders of ICONIQ Parent GP IV, ICONIQ Parent GP V, and ICONIQ Parent GP VI and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by the ICONIQ Entities. The address for each of the ICONIQ Entities is c/o ICONIQ Strategic Partners, 394 Pacific Avenue, 2nd Floor, San Francisco, CA 94111.

(15)

Based solely on the Schedule 13G filed by the T. Rowe Entities (as defined below) on February 14, 2023, with respect to shares of our common stock. T. Rowe Associates holds sole dispositive power as to 9,174,940 shares and sole voting power with respect to 1,494,341 shares. T. Rowe Price New Horizons Funds, Inc. (together with T. Rowe Associates, the “T. Rowe Entities”) holds sole voting power with respect to 7,290,461 shares. The address for each of the T. Rowe entities is 100 E. Pratt Street, Baltimore, MD 21202.

(16)

Based solely on the Amendment No. 1 to Schedule 13G filed by the Bessemer Entities on February 14, 2023, with respect to shares of our common stock. Consists of (i) 4,417,622 shares held of record by Bessemer Venture Partners VIII Institutional L.P. (“Bessemer Institutional”), (ii) 3,673,260 shares held of record by Bessemer Venture Partners VIII L.P. (“Bessemer VIII”), and (iii) 150,971 shares held of record by 15 Angels II LLC (“15 Angels”, and together with Bessemer Institutional and Bessemer VIII, collectively, the “Bessemer Entities”). Deer VIII & Co. L.P. (“Deer VIII L.P.”) is the general partner of Bessemer Institutional, Bessemer VIII, and 15 Angels. Deer VIII & Co. Ltd. (“Deer VIII Ltd.”) is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for Bessemer Institutional, Bessemer VIII, and 15 Angels. Investment and voting decisions with respect to the shares of the Company held by Bessemer Institutional, Bessemer VIII, and 15 Angels are made by the directors of Deer VIII Ltd. acting as an investment committee. The address for each of the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	57

Security Ownership of Certain Beneficial Owners and Management   |  Section 16(a) Reports

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2022, we believe that all required reports were timely filed.

58	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Certain Relationships and Related Person Transactions   |  Investors’ Rights Agreement

Certain Relationships and Related Person Transactions

In addition to the compensation arrangements with our directors and executive officers discussed in the sections titled “Director Compensation” (beginning on page 22 of this Proxy Statement) and “Executive Compensation,” (beginning on page 33 of this Proxy Statement), the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:

+	we have been or are to be a participant;

+	the amounts involved exceeded or will exceed $120,000; and

+

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement (the “IRA”), with certain holders of our capital stock, including entities affiliated with Craig F. Courtemanche, Jr., our President, Chief Executive Officer, and Chair of the Board, Kevin J. O’Connor, a director serving on our Board, and entities affiliated with ICONIQ Strategic Partners and Bessemer Venture Partners, each, holders of more than 5% of our common stock and each, funds affiliated with directors serving on our Board, as well as other holders of our common stock. The IRA provides that certain of our stockholders with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Issuer Agreement and Consent

On March 15, 2022, in connection with the pledge by Craig F. Courtemanche, Jr., our President, Chief Executive Officer, and Chair of the Board, of 563,350 shares of our common stock pursuant to a loan agreement and a security and pledge agreement relating thereto (the “Loan Documents”), we entered into an issuer agreement and consent (the “Issuer Agreement”), by and among the Company, Credit Suisse AG, New York Branch (“Credit Suisse”), and each of Mr. Courtemanche, Hillary Courtemanche, and the Craig F. Courtemanche and Hillary Courtemanche Family Trust dated as of November 1, 2012, a California revocable trust. Under the Issuer Agreement, we provide certain acknowledgements and agree to certain terms relating to the enforcement of rights and remedies in favor of Credit Suisse pursuant to the Loan Documents.

Family Relationships

Paul E. Lyandres, our Chief Financial Officer and Treasurer, and Dennis H. Lyandres, our Special Advisor to the CEO, are siblings.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our other officers, employees, and agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations of Liability and Indemnification” Matters on page 54 of this Proxy Statement.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	59

Certain Relationships and Related Person Transactions   |  Policies and Procedures for Related Person Transactions

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transactions policy setting forth the policies and procedures for the identification, review, and approval of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person has, had, or will have a direct or indirect material interest and the amount involved exceeds $120,000. For purposes of the policy, a related person is any of our directors, director nominees, executive officers, or beneficial owners of more than 5% of our common stock, or any respective immediate family members of the foregoing persons.

In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction. If a related person transaction falls into one of the enumerated transaction categories deemed to be outside the scope of the policy, such transaction does not require review or approval by the Audit Committee even if the amount involved exceeds $120,000. No director may participate in approval of a related person transaction for which he or she is a related person.

60	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

Householding of Proxy Materials

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokerage firms with account holders who are our stockholders (who hold our shares in “street name”) will likely be “householding” our proxy materials. A single Notice or set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or the proxy materials, as requested, to any stockholder at a shared address to which a single copy of such documents was delivered. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, please notify your brokerage firm or us. You may direct your written request to us via email at legalnotice@procore.com, via mail at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013, Attention: Chief Legal Officer and Corporate Secretary, or via telephone at (866) 477-6267. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address(es) and would like to request “householding” of their communications should contact their brokerage firm.

PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT	61

Other Matters

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.

By the Order of the Board of Directors

Benjamin C. Singer

Chief Legal Officer and Corporate Secretary

April 26, 2023

We have filed our 2022 Form 10-K with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our 2022 Form 10-K free of charge at www.proxydocs.com/PCOR. A copy of our 2022 Form 10-K is also available without charge upon written request to us via mail at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013, Attention: Chief Legal Officer and Corporate Secretary.

62	PROCORE TECHNOLOGIES, INC. 2023 PROXY STATEMENT

PROCORE P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/PCOR Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-502-1485 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided To attend the Annual Meeting you must register by June 6, 2023, 11:59 PM PT online at www.proxydocs.com/PCOR. Votes can be cast via internet or phone up until the start of the Annual Meeting. You may also vote at Annual Meeting. CONTROL NUMBER: PROCORE TECHNOLOGIES, INC. 2023 Annual Meeting of Stockholders For Stockholders of record as of close of business on April 13, 2023 TIME: Wednesday, June 7, 2023 9:00 AM, Pacific Time PLACE: Annual Meeting to be held virtually, via live webcast over the Internet. Please visit www.proxydocs.com/PCOR for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Benjamin C. Singer and Uyen Nguyen (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of PROCORE TECHNOLOGIES, INC. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign on the reverse side and return this Proxy Card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

PROCORE TECHNOLOGIES, INC. 2023 Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, AND 3 ONE YEAR FOR PROPOSAL 4 PROPOSAL BOARD OF 1. To elect three Class II directors to hold office until the Company’s 2026 annual DIRECTORS meeting of stockholders or until their respective successors are duly elected and YOUR VOTE RECOMMENDS qualified. NOMINEES: FOR WITHHOLD 1.01 Craig F. Courtemanche, Jr. FOR 1.02 Kathryn A. Bueker FOR 1.03 Nanci E. Caldwell FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s FOR independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. To approve, on an advisory basis, the compensation of the Company’s named FOR executive officers. 1YR 2YR 3YR ABSTAIN 4. To approve, on an advisory basis, the preferred frequency of future stockholder 1 YEAR advisory votes on the compensation of the Company’s named executive officers. NOTE: To conduct any other business properly brought before the Annual Meeting. To attend the Annual Meeting you must register by June 6, 2023, 11:59 PM PT online at www.proxydocs.com/PCOR. Votes can be cast via internet or phone up until the start of the Annual Meeting. You may also vote at Annual Meeting. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card. Signature (and Title if applicable) Date Signature (if held jointly) Date